UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Serina Therapeutics, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

601 Genome Way, Suite 2001 Huntsville, Alabama 35806 T: 256-327-9630 www.serinatx.com

April 27, 2026
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Serina Therapeutics, Inc., which will be held on Wednesday, June 17, 2026, at 11:00 a.m. Central Time. We will be holding the Meeting this year as a “virtual” meeting, by online participation only. Our stockholders may attend and participate at the online Meeting at www.virtualshareholdermeeting.com/SER2026. We will not be accommodating live, in-person attendance at the Meeting this year.
The Notice and Proxy Statement on the following pages contain details concerning the business to come before the Meeting online. Management will report on current operations, and there will be an opportunity for discussion concerning Serina and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the Meeting online.
I look forward to meeting all stockholders who are able to attend.

Steve Ledger
Chief Executive Officer

601 Genome Way, Suite 2001 Huntsville, Alabama 35806 T: 256-327-9630 www.serinatx.com
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, June 17, 2026
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Serina Therapeutics, Inc. (“Serina”), will be held on Wednesday, June 17, 2026 at 11:00 a.m. Central Time for the following purposes:

1.To elect three (3) Class III directors to hold office until the 2029 Annual Meeting of the Stockholders and until their respective successors are duly elected and qualified. The nominees of the Board of Directors are: Gregory H. Bailey, M.D., Richard Marshall, CBE, M.D., Ph.D., and Jay Venkatesan, M.D.;

2.To approve a Certificate of Amendment to the Company’s First Amended and Restated Certificate of Incorporation, as amended, to increase the number of our authorized shares of common stock from 40,000,000 shares to 125,000,000 shares (the “Share Increase Proposal”);

3.To approve a proposed amendment to the Serina Therapeutics, Inc. 2024 Equity Incentive Plan (as amended, the “2024 Incentive Plan”) to increase the number of shares of common stock available for issuance thereunder (the “Share Reserve”) by 2,000,000 shares (the “2024 Incentive Plan Amendment Proposal”);

4.To approve, pursuant to NYSE American listing rules, the issuance of common stock in connection with the conversion of certain existing Series A Preferred Stock into common stock (the “Conversion Proposal”);

5.To approve, pursuant to NYSE American listing rules, the issuance of common stock in connection with the exercise of certain existing Private Placement Securities into common stock (the “Private Placement Proposal”);

6.To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (the “Say‑on‑Pay Proposal”);

7.To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (the “Say-on-Pay Frequency Proposal”);

8.To ratify the appointment of Frazier & Deeter, LLC as Serina’s independent registered public accountants for the fiscal year ending December 31, 2026; and
To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.
The Board of Directors has fixed the close of business on April 20, 2026, as the record date for determining stockholders entitled to receive notice of and to vote at the Meeting or any postponement or adjournment of the Meeting.
We will be holding the Meeting this year as a “virtual” meeting, by online participation only. Our stockholders may attend and participate at the Meeting online at www.virtualshareholdermeeting.com/SER2026. If you wish to attend the Meeting online you will need to gain admission in the manner described in the Proxy Statement.
Whether or not you expect to attend the Meeting online, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares may be represented and voted at the Meeting.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

By Order of the Board of Directors,

Steve Ledger
Chief Executive Officer

Huntsville, Alabama
April 27, 2026

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, June 17, 2026

Explanatory Note

Serina Therapeutics, Inc. (“Serina”, “we”, “us”, “our”, or the “Company”), was incorporated as AgeX Therapeutics, Inc., in January 2017 in the state of Delaware. On March 26, 2024, AgeX Therapeutics, Inc. completed a merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of August 29, 2023 (the “Merger Agreement”), by and among AgeX Therapeutics, Inc. (“AgeX”), Canaria Transaction Corporation, an Alabama corporation and a wholly owned subsidiary of AgeX (“Merger Sub”), and Serina Therapeutics, Inc., an Alabama corporation (“Legacy Serina”), pursuant to which Merger Sub merged with and into Legacy Serina, with Legacy Serina surviving the merger as a wholly owned subsidiary of AgeX (the “Merger”). Additionally, on March 26, 2024, AgeX changed its name from “AgeX Therapeutics, Inc.” to “Serina Therapeutics, Inc.”

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Q: Why have I received this Proxy Statement?

Serina is holding its Annual Meeting of Stockholders (the “Meeting”) at 11:00 a.m. Central Time on Wednesday, June 17, 2026 for the purposes stated in the accompanying Notice of Annual Meeting, which include (1) electing the Class III directors, (2) approving a Certificate of Amendment to the Company’s First Amended and Restated Certificate of Incorporation, as amended, to increase the number of our authorized shares of common stock from 40,000,000 shares to 125,000,000 shares (the “Share Increase Proposal”); (3) approving a proposed amendment to the Serina Therapeutics, Inc. 2024 Equity Incentive Plan (as amended, the “2024 Incentive Plan”) to increase the number of shares of common stock available for issuance thereunder (the “Share Reserve”) by 2,000,000 shares (the “2024 Incentive Plan Amendment Proposal”); (4) approving, pursuant to NYSE American listing rules, the issuance of common stock in connection with the conversion of certain existing Series A Preferred Stock into common stock (the “Conversion Proposal”); (5) approving, pursuant to NYSE American listing rules, the issuance of common stock in connection with the exercise of certain existing Private Placement Securities into common stock (the “Private Placement Proposal”); (6) approving, on an advisory basis, the compensation of the Company’s Named Executive Officers (the “Say‑on-Pay Proposal”); (7) approving, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (the “Say-on-Pay Frequency Proposal”); and (8) ratifying the appointment of our independent registered public accountants. This Proxy Statement contains information about those matters, relevant information about the Meeting, and other information that we are required to include in a proxy statement under the U.S. Securities and Exchange Commission’s (the “SEC”) regulations.
Q: Who is soliciting my proxy?
The accompanying proxy is solicited by the Board of Directors of Serina for use at the Meeting. Certain of our officers, directors, and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal communication. Serina may also engage a third party proxy solicitor.
Q: Who is entitled to vote at the Meeting?
Only stockholders of record at the close of business on April 20, 2026, which has been designated as the “record date,” are entitled to notice of and to vote at the Meeting (the “Record Date”). On that date, there were 14,898,617 shares of Serina common stock, par value $0.0001 per share (“common stock”), and 965,250 shares of Serina Series A Convertible Preferred Stock, par value $0.0001 (“Series A Preferred Stock”), issued and outstanding, which constitute the only classes of Serina securities outstanding entitled to vote on the matters to be presented at the Meeting.

Q: What percentage of the vote is required to elect directors or to approve the other matters that are being presented for a vote by stockholders?
Directors will be elected by a plurality of the votes cast at the Meeting. The affirmative vote of the holders of the shares of stock representing a majority of the voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon (with holders of common stock and holders of Series A Preferred Stock voting together as a single class) is required to approve the Share Increase Proposal. Stockholders will be able to specify one of four choices on the proxy card for the Say-on-Pay Frequency Proposal: One Year, Two Years, Three Years, or Abstain. The option receiving the vote of a plurality of the shares of stock of the Company entitled to vote thereon will be considered by the Board as the preference of the Company’s stockholders, on a non-binding, advisory basis for the Say-on-Pay Frequency Proposal. All other matters to be presented for a vote at the Meeting will require the affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy at the Meeting and entitled to vote on the proposal (with holders of common stock and holders of Series A Preferred Stock voting together as a single class), provided that the affirmative vote cast constitutes a majority of a quorum. A quorum consists of a majority of the outstanding shares of stock entitled to vote. Notwithstanding the foregoing, if a quorum is not present, the Meeting may be adjourned by the chair of the Meeting or by a vote of a majority of the shares present. Shares of stock held by stockholders who participate in the Meeting online or that are represented by a proxy will be deemed present for purposes of determining whether a quorum is present.
Q: How many votes do my shares represent?
Each share of Serina common stock is entitled to one vote in all matters. Each share of Serina Series A Preferred Stock is entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series A Preferred Stock would be convertible on the Record Date for the vote or consent of stockholders at a conversion price of $2.25 per share of common stock rounded to the nearest whole share (subject to the Exchange Cap (as defined herein)) on each matter that is properly brought before the Meeting and on which holders of Series A Preferred Stock are entitled to vote together with common stock as a single class. In the event the Exchange Cap applies, until such Stockholder Approval (as defined in the Certificate of Designations) is obtained, each initial purchaser of the Series A Preferred Stock party to the April 2025 Purchase Agreement (as such term is defined herein) (“Initial Holder”) shall be entitled to the number of votes equal to the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of shares of Series A Preferred Stock issued to such Initial Holder, and the denominator of which is the number of outstanding shares of Series A Preferred Stock, rounded down to the nearest whole share (with respect to each such Holder, the “Exchange Cap Allocation”). Stockholders are not entitled to cumulate votes in the election of directors.
Q: What are my choices when voting?
In the election of directors, you may vote for all nominees or you may withhold your vote from one or more nominees by marking the box “For All Except” and then writing the number or numbers of the nominee or nominees for whom you withhold your vote in the blank provided. For the Say-on-Pay Frequency Proposal, you may vote by marking the box for one of the following options: One Year, Two Years, Three Years, or Abstain. For the vote on all other matters you may vote for the proposal, vote against the proposal, or abstain from voting on the proposal. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies.
Q: What if I abstain from voting on a matter?
If you check the “abstain” box in the proxy form, or if you attend the Meeting online without submitting a proxy and you abstain from voting on a matter, or if your shares are subject to a “broker non-vote” on a matter, your shares will be deemed to have not voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval. Please see “What if I do not specify how I want my shares voted?” below for additional information about broker non-votes.
Q: Can I change my vote after I submit my proxy form?
You may revoke your proxy at any time before it is voted. If you are a stockholder of record and you wish to revoke your proxy you must do one of the following things:
•deliver to the Secretary of Serina a written revocation; or
•deliver to the Secretary of Serina a signed proxy bearing a date subsequent to the date of the proxy being revoked; or

•attend the Meeting through online participation and vote by internet voting.
If you are a “beneficial owner” of shares held in “street name” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.
Q: Can I still attend and vote at the Meeting if I submit a proxy?
You may attend the Meeting online whether or not you have previously submitted a proxy. If you previously submitted a proxy, your attendance at the Meeting online will not revoke your proxy unless you also vote through internet voting during your online participation at the Meeting.
Q: How can I vote at the Meeting?
If you are a stockholder of record and you attend the Meeting online, you may vote your shares at the Meeting in the manner provided for internet voting. However, if you are a “beneficial owner” of shares held in “street name”, you may vote your shares online only if you obtain a signed proxy from your broker or nominee giving you the right to vote your shares. Please refer to additional information in the “HOW TO ATTEND THE ANNUAL MEETING” portion of this Proxy Statement.
Even if you currently plan to attend the Meeting online and vote online, we recommend that you also submit your proxy first so that your vote will be counted if you later decide not to attend and vote online at the Meeting.
Q: What are the Board of Directors’ recommendations?
The Board of Directors recommends that our stockholders vote FOR (1) each nominee for election as a Class III director, (2) the Share Increase Proposal, (3) the 2024 Incentive Plan Amendment Proposal, (4) the Conversion Proposal, (5) the Private Placement Proposal, (6) the Say-on-Pay Proposal, (7) a frequency of every THREE YEARS for the Say-on-Pay Frequency Proposal, and (8) ratification of the appointment of Frazier & Deeter, LLC (“Frazier & Deeter”) as our independent registered public accountants for the fiscal year ending December 31, 2026.
Q: What if I do not specify how I want my shares voted?
Stockholders of Record. If you are a stockholder of record and you sign and return a proxy form that does not specify how you want your shares voted on a matter, your shares will be voted FOR (1) each nominee for election as a Class III director, (2) the Share Increase Proposal, (3) the 2024 Incentive Plan Amendment Proposal, (4) the Conversion Proposal, (5) the Private Placement Proposal, (6) the Say-on-Pay Proposal, (7) a frequency of every THREE YEARS for the Say-on-Pay Frequency Proposal, and (8) ratification of the appointment of Frazier & Deeter as our independent registered public accountants for the fiscal year ending December 31, 2026.
Beneficial Owners. If you are a beneficial owner and you do not provide your broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares may vote on certain routine matters, including the approval of the appointment of our independent registered public accountants, but cannot vote in the election of directors or certain other matters under applicable stock exchange rules. If you are a beneficial owner and your shares are held in street name and you do not instruct your broker or other nominee how to vote on those matters as to which brokers and nominees are not permitted to vote without your instructions, no votes will be cast on your behalf on those matters. This is generally referred to as a “broker non-vote.”
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with Equiniti Trust Company, LLC, our transfer agent.
Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held in the name of a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do not specify how I want my shares voted?” above for additional information.

Q: What if any matters not mentioned in the Notice of Annual Meeting or this Proxy Statement come up for vote at the Meeting?
The Board of Directors does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, no stockholder has notified us of any other business that may properly come before the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, then it is the intention of the persons named in the accompanying form of proxy to vote the proxy held by them in accordance with their judgment on such matters.
The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Board of Directors did not know, a reasonable time before the mailing of the notice of the Meeting, would be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting.
Q: Who will bear the cost of soliciting proxies for use at the Meeting?
Serina will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mail, proxies may be solicited by a personal interview, telephone, or electronic communication by our directors, officers, and employees, who will undertake such activities without additional compensation. Banks, brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the stock held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.
Q: How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four (4) business days after the Meeting. If final voting results are not available to us in time to file a Form 8-K within four (4) business days after the Meeting, we intend to file a Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Q: How can I attend and vote at the Meeting online?
If you plan to attend the Meeting online, please read the “HOW TO ATTEND THE ANNUAL MEETING” section of this Proxy Statement for information about the documents you will need to attend and participate in the Meeting online.
This Proxy Statement and the accompanying form of proxy are first being sent or made available to our stockholders on or about April 27, 2026.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held Wednesday, June 17, 2026.
The Letter to Stockholders, Notice of Annual Meeting and Proxy Statement, and Annual Report on Form 10-K are available at: www.virtualshareholdermeeting.com/SER2026.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS

At the Meeting, three (3) Class III directors will be elected to hold office until the 2029 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified.

Each of the nominees for election as Class III directors at the Meeting, Gregory H. Bailey, M.D., Richard Marshall, CBE, M.D., Ph.D., and Jay Venkatesan, M.D., are incumbent directors. It is the intention of the persons named in the enclosed proxy, unless the proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed above. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors. If you are a beneficial owner of shares held in street name, your broker or other nominee will not be allowed to vote in the election of directors unless you instruct your broker or other nominee how to vote on the form that the broker or nominee provided to you.

Biographical information for each nominee is contained in the “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE” section below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Current Composition of Board of Directors

The Board is divided into three classes, with members of each class serving staggered three-year terms. Balkrishan “Simba” Gill, Ph.D., and Gregory H. Bailey, M.D., serve as the Co‑Chairmen of the Board.

•Class I consists of Balkrishan “Simba” Gill, Ph.D., and Stephen Brannan, M.D., whose terms will expire at the Company’s 2027 Annual Meeting of Stockholders;

•Class II consists of Steve Ledger and Karen J. Wilson, whose terms will expire at the Company’s 2028 Annual Meeting of Stockholders; and

•Class III consists of Gregory H. Bailey, M.D., Richard Marshall, CBE, M.D., Ph.D., and Jay Venkatesan, M.D., whose terms will expire at the Meeting.

Nominees for Election of Class III Directors to a Three-Year Term Expiring at the 2029 Annual Meeting of Stockholders
The following table sets forth information regarding our Class III directors who are nominees for re-election at the Meeting as of June 17, 2026:

					Committee Membership
Name of Director	Age	Class	Director Since	Current Term Expires	Audit	Compensation	Nominating and Corporate Governance
Gregory H. Bailey, M.D.	70	III	Aug. 2018	2026		Member
Richard Marshall, CBE, M.D., Ph.D.	59	III	Mar. 2024	2026			Member
Jay Venkatesan, M.D.	54	III	Feb. 2025	2026	Member		Chair

Gregory H. Bailey, M.D., has served on the Board since August 2018 and has served as the Co-Chairman of the Board since March 2026. Dr. Bailey has served as a member of the Compensation Committee of the Board since 2018. Dr. Bailey previously served as the Chair of Board from October 2018 until May 2022. Dr. Bailey is currently executive chairman of Juvenescence Limited (“Juvenescence”). From October 2017 until January 2023, Dr. Bailey served as the Chief Executive Officer of Juvenescence. Dr. Bailey is also a board director of BioHaven Ltd., Manx Financial Group, plc, and SalvaRx Group, plc. Dr. Bailey founded and served as a director of a number of private and public companies and previously served as a managing partner of Palantir Group, Inc., a merchant bank involved in a number of biotech company startups and financings. Dr. Bailey practiced emergency medicine for ten years before entering finance. Dr. Bailey received his M.D. from the University of Western Ontario.

Our Board believes that Dr. Bailey is qualified to serve as a director based on his extensive experience in venture capital and in leadership positions in biotechnology companies, his technical background, and his perspective as the executive chairman of one of our largest investors, Juvenescence.

Richard Marshall, CBE, M.D., Ph.D., has served on the Board and as a member of the Nominating and Corporate Governance Committee of the Board since March 2024. He has served as the chief executive officer of Juvenescence since January 2023. Dr. Marshall is a physician scientist and highly experienced executive with a 20-year track record of leadership in pharmaceutical research & development. From September 2019 to January 2023, Dr. Marshall was Senior Vice President and Global Head of Respiratory & Immunology Development at AstraZeneca plc, overseeing the development and approval of five new medicines. This included the SARS CoV-2 vaccine, Vaxzevria®, and combination antibody, EvushieldTM. In 2021 he was recognized in the Queen’s Honours List with a CBE for his contribution to U.K. science and the COVID-19 response. From 2002 to 2018, Dr. Marshall held increasingly senior roles at GlaxoSmithKline plc, including Vice President of Fibrosis R&D. Dr. Marshall received a Bachelor of Science in Neuroscience, a Bachelor of Medicine, a Bachelor of Surgery, and a Doctor of Philosophy in Medical Sciences from University College London and has held visiting professor and honorary consultant roles in thoracic medicine at Newcastle

University and the Royal Brompton Hospital. Dr. Marshall has co-authored more than 60 original publications in journals including The Lancet and The New England Journal of Medicine.

Our Board believes that Dr. Marshall is qualified to serve as a director due to his years of experience in the healthcare industry, as well as his extensive science background.

Jay Venkatesan, M.D., has served on the Board since February 2025. Dr. Venkatesan has served as a member of the Audit Committee of the Board since February 2025, and previously served as the Chair of the Audit Committee of the Board from February 2025 until December 2025. He has also served as the Chair of the Nominating and Corporate Governance Committee since December 2025 and previously served as a member of the Nominating and Corporate Governance Committee of the Board from March 2025 until December 2025. He has most recently served as Chairman, President, and CEO of Angion Biomedica until its merger with Elicio Therapeutics in 2023. Dr. Venkatesan currently serves as a Board Director at Elicio Therapeutics, Inc. Previously, he was President and Board Director of Alpine Immune Sciences, which he co-founded as a Managing Partner of Alpine BioVentures. Alpine Immune Sciences was acquired by Vertex Pharmaceuticals for $4.9 billion in May 2024. Dr. Venkatesan has served on other private company boards, including Cell Biotherapies (acquired by Vaxanix, Inc.), Transplant Genomics, Inc. (acquired by Eurofins Scientific), and NimbleGen Systems, Inc. (acquired by Roche). Before Alpine, he founded and managed Ayer Capital, a global healthcare investment fund. Earlier in his career, Dr. Venkatesan was a director at Brookside Capital, a division of Bain Capital, where he co-managed healthcare investments. He also held roles as a venture investor with Patricof & Co. Ventures (now Apax Partners) and as a managing consultant at McKinsey & Co. Dr. Venkatesan holds an M.D. from the University of Pennsylvania School of Medicine and an M.B.A. from the Wharton School of the University of Pennsylvania. He earned his B.A. from Williams College.

Our Board believes that Dr. Venkatesan is qualified to serve as a director due to his years of experience in the biotechnology, venture capital, and healthcare industries, as well as his extensive leadership experience in corporate strategy, business development and capital markets.

Class I and Class II Directors Continuing in Office Until the 2027 Annual Meeting and 2028 Annual Meeting, respectively.

The following table sets forth information with respect to our Class I and Class II directors as of June 17, 2026:

				Committee Membership
Name of Director	Age	Class	Current Term Expires	Audit	Compensation	Nominating and Corporate Governance
Balkrishan “Simba” Gill, Ph.D.	62	I	2027
Stephen Brannan, M.D.	69	I	2027	Member	Member
Steve Ledger	66	II	2028
Karen J. Wilson	63	II	2028	Chair	Chair	Member

Balkrishan “Simba” Gill, Ph.D., has served on the Board since April 2024. Dr. Gill served as the Executive Chairman of the Board from April 2024 until his appointment as Co-Chairman of the Board in March 2026, in connection with the March 2026 Private Placement. He served as the founding Executive Chair, and has served as President and Chief Executive Officer, and a member of the Board of Directors of Evelo Biosciences, Inc. from 2015 to 2023. Dr. Gill has also served as a Venture Partner at Flagship Pioneering since 2015, and a member of the Board of Directors of Foghorn Therapeutics since 2017. From 2016 to 2019, Dr. Gill served as a Director at Realm Therapeutics PLC. From 2006 to 2015, Dr. Gill served as the President and Chief Executive Officer of moksha8 Pharmaceuticals, Inc. and as a Partner at TPG Growth. Prior to these roles Dr. Gill was President and CFO at Maxygen from 1997 to 2006 and before that head of Corporate Development at Valentis and at Systemix. He worked at Boehringer Mannheim as co-head of Global Marketing for Recormon, Head of North Africa and Head of Corporate Development for the Elecsys Immunodiagnostic Platform. Dr. Gill is an immunologist and received his Ph.D. for early work on antibody drug discovery development from King’s College, London based on work done at Celltech. He received his M.B.A. from INSEAD. He has lived and worked in many countries and locations across the United States, Latin America, Europe, the Middle East, Asia, and Africa.

Our Board believes that Dr. Gill is qualified to serve as a director based on his extensive experience and leadership positions in biotechnology companies and his science background.

Stephen Brannan, M.D., has served on the Board since May 2025. He has served as a member of the Audit Committee of the Board since December 2025 and as a member of the Compensation Committee of the Board since May 2025. Dr. Brannan brings deep expertise in neuroscience and neuropsychiatry drug development, with a proven track record of leading clinical programs from early development through regulatory approval and commercialization. Most recently, he served as chief medical officer at Karuna Therapeutics, where he led the clinical strategy for KarXT (xanomeline–trospium), the first new mechanism of action for schizophrenia approved in over 30 years. KarXT’s successful development and launch were key to Karuna’s $14 billion acquisition by Bristol Myers Squibb in 2024. Dr. Brannan previously held senior leadership roles at Takeda, Novartis, Cyberonics (now LivaNova), and Eli Lilly, where he directed clinical development programs in depression, Alzheimer’s disease, schizophrenia, and treatment-resistant epilepsy. At Takeda, he led turnaround efforts that rescued and advanced multiple late-stage CNS programs. He is a founding member of the CNS Summit Leadership Council and has served on the Executive Committee of the International Society for CNS Clinical Trials and Methodology (ISCTM), reflecting his continued influence on the field’s evolving standards and methodologies. Dr. Brannan received his A.B. from Harvard University and his M.D. from the University of Texas Southwestern Medical School. He completed residency and fellowship training in psychiatry and neuroimaging, and has served in academic, clinical, and industry leadership roles throughout his career.

Our Board believes that Dr. Brannan is qualified to serve as a director based on his extensive experience and leadership positions in biotechnology companies and his science background.

Steve Ledger has served as a member of the Board since December 2022 and has served as the Chief Executive Officer of the Company since March 2024. Mr. Ledger served as Serina’s Chief Financial Officer from June 2021 to March 2024. Mr. Ledger has more than 35 years of experience as an investor, board member, advisor, and in operational roles with early-stage companies. From 2018 to 2025, Mr. Ledger served as Managing Partner of Form & Fiction Ventures, Inc. (FFV), a venture studio that launches and invests in startup and seed stage companies focused on socially responsible initiatives. From 2018 to February 2022, Mr. Ledger served as an advisor at Caldwell Sutter Capital, Inc., an SEC registered broker dealer and investment management firm focused on value-based equity and debt securities. From 2002 to 2012, Mr. Ledger was the founder and managing member of Tamalpais Partners, LLC, the general partner to funds focused on special situations in the small capitalization public equity markets. Mr. Ledger received a B.A. in Economics from the University of Connecticut.

Our Board believes that Mr. Ledger is qualified to serve as a director based on his role as the Company’s Chief Executive Officer, his previous experience as Chief Financial Officer of Serina, and his experience as an investor and advisor in the life sciences industry.

Karen J. Wilson has served on the Board since January 2025. Ms. Wilson has served as the Chair of the Audit Committee of the Board since December 2025, and previously served as a member of the Audit Committee of the Board from January 2025 until December 2025. Ms. Wilson has served as the Chair of the Compensation Committee of the Board since January 2025. Ms. Wilson has also served as a member of the Nominating and Corporate Governance Committee of the Board since February 2025, and previously served as the Chair of the Nominating and Corporate Governance Committee from February 2025 until December 2025. Ms. Wilson has more than three decades of leadership experience in the life sciences sector. Ms. Wilson currently serves as a board director for Connect Biopharma Holdings Limited and Elicio Therapeutics, Inc. Ms. Wilson previously served as a board member at Vaxart, Inc. and LAVA Therapeutics N.V. (acquired). Ms. Wilson held the position of Senior Vice President of Finance at Jazz Pharmaceuticals plc until September 2020, after serving as Principal Accounting Officer and Vice President of Finance. Prior to joining the Jazz Pharmaceuticals organization in February 2011, she held senior finance roles at PDL BioPharma, ViroLogic, and Novare Surgical Systems and was a consultant and auditor for Deloitte & Touche LLP. Ms. Wilson is a Certified Public Accountant and received a B.S. in Business from the University of California, Berkeley.

Our Board believes that Ms. Wilson is qualified to serve as a director based on her extensive experience and leadership positions in the life science industry and her finance background.

Director Independence

Gregory H. Bailey, M.D., Richard Marshall, CBE, M.D., Ph.D., Karen J. Wilson, Jay Venkatesan, M.D., and Stephen Brannan, M.D., each qualify as “independent” in accordance with Section 803(A) of the NYSE American Company Guide. The members of our Audit Committee meet the additional independence standards under

Section 803(B)(2) of the NYSE American Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Compensation Committee meet the additional independence standards under Section 805(c)(1) of the NYSE American Company Guide. Our independent directors received no compensation or remuneration during the last fiscal year for serving as directors except as disclosed under “DIRECTOR COMPENSATION.” None of the independent directors, nor any of the members of their respective families, have participated in any transaction with us that would disqualify them as “independent” directors under the standards described above.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Affiliations with 5% Stockholders

Gregory Bailey, M.D., is the executive chairman of Juvenescence, a greater than 5% stockholder.

Richard Marshall CBE, M.D., Ph.D., is the chief executive officer of Juvenescence.
Board Meetings and Attendance
During the fiscal year ended December 31, 2025, our Board of Directors met seven (7) times. None of our current directors who served as a director during 2025 attended fewer than 75% of the meetings of the Board and the committees on which they served during their terms as directors. Directors are also encouraged to attend our Annual Meetings of Stockholders, although they are not formally required to do so.
Meetings of Non-Management Directors
Our non-management directors meet periodically in executive session, without any directors who are Serina officers or employees present. These meetings allow the non-management directors to engage in open and frank discussions about corporate governance and about our business, operations, finances, and management performance.
Stockholder Communications with Directors
If you wish to communicate with the Board of Directors or with individual directors, you may do so by following the procedure described on our website www.serinatx.com.
Attendance at Annual Meetings of Stockholders
Our directors are encouraged, but not required, to attend our Annual Meetings of Stockholders. Last year, Drs. Gill and Brannan, Mr. Ledger, and Ms. Wilson attended the 2025 Annual Meeting of Stockholders.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers, and employees and our directors. The purpose of the Code of Ethics is to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (iii) compliance with applicable governmental rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (v) accountability for adherence to the Code of Ethics. A copy of our Code of Ethics has been posted on our internet website and can be found at https://www.serinatx.com/. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

Board Leadership Structure

We have separated the positions of Chairman of the Board and Chief Executive Officer in order to reinforce the independence of the Board of Directors from management, create an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. As such, our Board is co-chaired by Dr. Gill and Dr. Bailey, as Co-Chairmen, and Mr. Ledger serves as our Chief Executive Officer.
Director Emeritus Designation

The Board has adopted a policy in the Bylaws for the designation of “Director Emeritus” in exceptional circumstances to recognize contributions of an unusually valuable nature to the Company by a former director. A Director Emeritus must (i) be a former director of the Company, and (ii) be an individual whose exemplary service and contribution to the Company, as a director or otherwise, merits such an honorary designation, which determination shall be made by the Board in its discretion. A Director Emeritus may be invited by the Board to attend certain Board meetings and maybe invited by any committee of the Board as invited by such committee. However, a Director Emeritus may not attend or remain in attendance (i) during any executive session of the Board or committee, (ii) at any meeting where privileged matters are to be discussed or considered, or (iii) at any meeting involving the discussion or consideration of matters with respect to which such individual has a material monetary or other conflict of interest, unless such interest is disclosed to the Board or committee in advance and the Board or committee, as applicable, consents to such individual’s attendance. A Director Emeritus may not vote on any business coming before the Board, nor is he or she counted as a member of the Board for the purpose of determining a quorum or for any other purpose. Unless otherwise determined by the Board, a Director Emeritus is not entitled to receive fees for such service, however a Director Emeritus may be reimbursed for reasonable expenses incurred to attend Board functions to which he or she is invited. A Director Emeritus is not a member of the Board or a “director” as that term is used in our Bylaws, this Proxy Statement, or otherwise. In connection with his departure from the Board, J. Milton Harris, Ph.D., was appointed as a Director Emeritus effective as of February 11, 2025.

The Board’s Role in Risk Management

One of the key functions of our Board is to oversee our risk management process. We do not have a standing risk management committee, but rather administer this oversight function directly through the Board as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee has the responsibility to consider and discuss the major financial risk exposures and the steps our management should take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management will be undertaken. The Audit Committee is also expected to monitor compliance with legal and regulatory requirements. The Compensation Committee also assesses and monitors whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements. The Nominating and Corporate Governance Committee has the responsibility of reviewing corporate governance changes and regulations and to make recommendations to the Board regarding possible changes in the governance of the Company to reflect best practices, including changes to the Certificate of Incorporation, Bylaws, and Company policies.

Insider Trading Policy

The Company has adopted an Insider Trading Policy to regulate transactions in securities of the Company by employees, officers, and directors of the Company and its subsidiaries, as well as by related individuals. The purpose of the Insider Trading Policy is to prevent any improper trading activity by parties involved with or familiar with the operations of the Company. The Insider Trading Policy prohibits all employees, directors, and officers of the Company and its subsidiaries (“Related Persons”) from trading in the Company’s securities while in possession of material nonpublic information about the Company. Related Persons are also prohibited from disclosing material nonpublic information about the Company to any person outside the Company, and from recommending to anyone that they buy or sell securities of the Company while in possession of material nonpublic information about the Company. The Insider Trading Policy also prohibits designated Related Persons from trading in the Company’s securities outside of a designated trading window, and further requires that designated Related Persons receive pre-clearance to trade in the Company’s securities during a trading window. The Insider Trading Policy has been reasonably designed to promote compliance by the Company and its employees, officers, and directors with applicable insider trading laws, rules and regulations and with applicable listing standards of the NYSE American.

Our Insider Trading Policy is available on our website, www.serinatx.com, 24 hours a day and free of charge. A copy of our Insider Trading Policy is also filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Committees of the Board
The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below.

Audit Committee
At the beginning of 2025, the Audit Committee was comprised of: Steven Mintz (Chair) and Remy Gross. Mr. Mintz served on the Audit Committee until January 2025. Mr. Gross served on the Audit Committee until March 2025 and served as the Chair of the Audit Committee from January 2025 until February 2025. Ms. Wilson was appointed to the Audit Committee in January 2025 and was appointed as the Chair of the Audit Committee in December 2025. Dr. Venkatesan was appointed to the Audit Committee in February 2025 and served as the Chair of the Audit Committee from February 2025 until December 2025. Dr. Brannan was appointed to the Audit Committee in December 2025. The Audit Committee held four (4) meetings during 2025. The current members of the Audit Committee are Karen J. Wilson (Chair), Jay Venkatesan, M.D., and Stephen Brannan, M.D.

The purpose of the Audit Committee is to oversee the corporate accounting and financial reporting processes and audits of financial statements. For this purpose, the Audit Committee performs several functions, including among other things:

•evaluate the independent registered public accounting firm’s qualifications, independence, and performance;
•determine whether to retain or terminate the engagement of the existing independent registered public accounting firm or to appoint and engage a different independent registered public accounting firm;
•review all relationships between any prospective independent registered accounting firm and us that may reasonably be thought to bear on independence prior to engagement of any prospective independent registered accounting firm;
•review and approve the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•obtain and review a report by the independent outside auditor describing that firm’s internal quality-control procedures on an annual basis;
•annually review all relationships between the independent outside auditor and us that may reasonably be thought to bear on independence;
•review and monitor compliance with programs and policies designed to ensure compliance with laws and regulations and the Code of Business Conduct and Ethics, including review and approval of all related party transactions on an ongoing basis;
•establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters;
•discuss with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•approve the retention of the independent outside auditor to perform any proposed permissible non-audit services;
•monitor the rotation of partners of the independent outside auditors on our engagement team in accordance with requirements established by the SEC;
•discuss on a periodic basis, or as appropriate, with management the policies and procedures with respect to risk assessment and risk management;
•review our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•consider and adopt policies regarding Audit Committee preapproval of employment of individuals employed or formerly employed by our independent outside auditor;
•investigate any reports received through the whistleblower hotline and report to our Board periodically with respect to the information received through the whistleblower hotline and any related investigations;
•review and monitor enterprise risk issues and discuss and adopt enterprise risk management policies, guidelines, and programs, including those related to information technology security, cybersecurity, data, and other related technology risks;
•review our critical accounting policies and estimates;
•review our officers and directors’ liability policies; and
•review the Audit Committee charter and the committee’s performance at least annually.

All members of the Audit Committee during 2025 met the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE American. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards. We believe that each member of the Audit Committee during 2025 was independent under the applicable rules of the SEC and the NYSE American.

All current members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE American. Ms. Wilson qualifies as an audit committee financial experts as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE American. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards. We believe that each member of the Audit Committee is independent under the applicable rules of the SEC and the NYSE American. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE American. A copy of the Audit Committee Charter has been posted on our internet website and can be found at www.serinatx.com.

Compensation Committee
At the beginning of 2025, the Compensation Committee was comprised of J. Milton Harris, Ph.D. (Chair), Steven Mintz, and Gregory H. Bailey, M.D. Ms. Wilson was appointed to the Compensation Committee and as the Chair of the Compensation Committee in January 2025. Mr. Mintz served on the Compensation Committee until January 2025. Dr. Harris served on the Compensation Committee until February 2025. Dr. Brannan was appointed to the Compensation Committee in May 2025. The Compensation Committee held five (5) meetings during 2025. The current members of the Compensation Committee are Karen J. Wilson (Chair), Gregory H. Bailey, M.D., and Stephen Brannan, M.D.
The Compensation Committee oversees policies relating to compensation and benefits of officers and employees. The Compensation Committee reviews and approves or recommends to the Board corporate goals and objectives relevant to compensation of the executive officers, the performance of these officers in light of those goals and objectives, and the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to the Board regarding the issuance of stock options and other awards under our stock plans to the executive officers. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with the Compensation Committee Charter. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.serinatx.com.

The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities, and personnel. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting, or other advisors and other external resources the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and the NYSE American, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

To qualify as independent to serve on the Compensation Committee, the NYSE American Listing Rules require a director not to accept any consulting, advisory, or other compensatory fee from us, other than for service on our Board, and that our Board consider whether a director is affiliated with us and, if so, whether such affiliation would impair the director’s judgment as a member of the Compensation Committee. We believe that the composition of the Compensation Committee during 2025 met the requirements for independence under, and the functioning of such Compensation Committee complied with any applicable requirements of, the rules and regulations of the SEC and the NYSE American. We believe that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee complies with any applicable requirements of, the rules and regulations of the SEC and the NYSE American.

Compensation Committee Interlocks and Inside Participation

Each member of the Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of the NYSE American. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serves on the Board or Compensation Committee.

Nominating and Corporate Governance Committee and Nominating Policies and Procedures

At the beginning of 2025, the Nominating and Corporate Governance Committee was comprised of J. Milton Harris, Ph.D. (Chair), Remy Gross, and Richard Marshall, CBE, M.D., Ph.D. Dr. Harris served on the Nominating and Corporate Governance Committee until February 2025. Mr. Gross served on the Nominating and Corporate Governance Committee until March 2025. Ms. Wilson was appointed to the Nominating and Corporate Governance Committee in February 2025 and served as the Chair of the Nominating and Corporate Governance Committee from February 2025 until December 2025. Dr. Venkatesan was appointed to the Nominating and Corporate Governance Committee in March 2025 and was appointed as the Chair of the Nominating and Corporate Governance Committee in December 2025. The Nominating and Corporate Governance Committee held four (4) meetings during 2025. The current members of the Nominating and Corporate Governance Committee are Jay Venkatesan, M.D. (Chair), Richard Marshall, CBE, M.D., Ph.D., and Karen J. Wilson.

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing corporate governance policies and reporting and making recommendations to the Board concerning governance matters. A copy of the Nominating and Corporate Governance Committee Charter has been posted on our internet website and can be found at www.serinatx.com.

Report of the Audit Committee on the Audit of Our Financial Statements

The following is the report of the Audit Committee with respect to Serina’s audited financial statements for the year ended December 31, 2025.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Serina specifically incorporates such information by reference in such filing.

The members of the Audit Committee held discussions with our management and representatives of Frazier & Deeter, LLC, our independent registered public accountants during our fiscal year ended December 31, 2025, concerning the audit of our financial statements for the year ended December 31, 2025. The independent public accountants are responsible for performing an independent audit of our financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements.

The Audit Committee members reviewed and discussed with management and representatives of the auditors the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. Our auditors also discussed with the Audit Committee the adequacy of our internal control over financial reporting.

The Audit Committee members discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter mandated by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant the independent accountant’s independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

The Audit Committee also met on a quarterly basis with the auditors during 2025 to review and discuss our financial statements for the quarter and the adequacy of internal control over financial reporting. The current members of the Audit Committee are Karen J. Wilson (Chair), Jay Venkatesan, M.D., and Stephen Brannan, M.D.
Nomination of Candidates for Election as Directors
Nominating Policies and Procedures
The Nominating and Corporate Governance Committee will consider nominees for election as directors proposed by stockholders, provided that they notify the Nominating and Corporate Governance Committee of the nomination in writing at least 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90 days day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. Within the applicable time frame the stockholder and the nominee must also provide the Nominating and Corporate Governance Committee with all information that the Nominating and Corporate Governance Committee may reasonably request regarding the nominee.
The Board and the Nominating and Corporate Governance Committee have not set any specific minimum qualifications that a prospective nominee would need in order to be nominated to serve on the Board of Directors. Rather, in evaluating any new nominee or incumbent director, the Nominating and Corporate Governance Committee will consider whether the particular person has the knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. The Nominating and Corporate Governance Committee will also consider whether a nominee or incumbent director has any conflicts of interest with Serina that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of Serina and its stockholders. The Nominating and Corporate Governance Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and each stock exchange on which our shares are listed.
The Board of Directors and the Nominating and Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, the present Board was assembled with a focus on attaining a Board comprised of people with substantial experience in bioscience, the pharmaceutical industry, corporate management, and finance. The Board believes that this interdisciplinary approach will best suit our needs as we work to develop and commercialize novel therapeutics targeting central nervous system diseases.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of June 17, 2026:

Name	Age	Position
Steve Ledger*	66	Chief Executive Officer and Class II Director
Gregory S. Curhan	64	Chief Financial Officer
Randall Moreadith, M.D., Ph.D.	72	Chief Development Officer
Srini Tenjarla, Ph.D.	63	Chief Technical Operations Officer

*    Mr. Ledger is also a director of the Company and his biographical information appears on page 12 of this Proxy Statement.

Gregory S. Curhan has served as our Chief Financial Officer since August 2024 through his capacity as a partner at FLG Partners, LLC (FLG Partners), a Silicon Valley chief financial officer services firm. Mr. Curhan has been a partner at FLG Partners, since February 2020, and since 2020 Mr. Curhan has also served as the chief financial officer of Curevo Vaccines, a Seattle-based private venture backed biotech focused on infectious disease immunology. From June 2020 until June 2023, Mr. Curhan also served as the Chief Financial Officer of Angion Biomedica Corp. Prior to joining FLG Partners, Mr. Curhan was Chief Financial Officer and Senior Vice President Corporate Development of Providence Medical Technology, a venture-backed medical device manufacturer from December 2016 until January 2020. Mr. Curhan earned a B.A. in Economics from Dartmouth College.

Randall Moreadith, M.D., Ph.D., has served as our Chief Development Officer since March 2024. Dr. Moreadith served as Legacy Serina’s President and Chief Executive Officer and as a member of the Legacy Serina’s Board of Directors from September 2010 to March 2024. From July 2009 to December 2009, Dr. Moreadith was Chief Development Officer at Nektar Therapeutics (Nektar) where he led clinical and drug development programs that successfully moved several of the Nektar’s PEGylated small molecule drugs into clinical trials for four clinical indications (ovarian, breast, cervical, and colorectal cancer) and the out-licensing efforts for the approved product now known as Movantik®. Prior to Nektar, Dr. Moreadith served as the Executive Vice President and Chief Medical Officer of Cardium Therapeutics, Inc. where he led the advancement of novel DNA-based adenoviral therapeutics into Phase IIb and Phase III late-stage development, from 2006 to 2008. Prior to Cardium, Dr. Moreadith served as Chief Medical Officer of Renovis, Inc. where he led the Clinical, Regulatory and Quality Assurance Groups from 2004 to 2005. From 1996 to 2003, Dr. Moreadith was co-Founder, President, and Chief Operating Officer of ThromboGenics, Ltd. (now Oxurion), a leader in the field of thrombosis drug development. During his tenure at ThromboGenics, the company advanced four biologics into mid-stage development, with one product later approved (Ocriplasmin™). Dr. Moreadith received his M.D. from Duke University and is trained clinically in Internal Medicine and Cardiovascular Diseases. Dr. Moreadith received his Ph.D. from Johns Hopkins University and following his Fellowship in Cardiology at Duke University, he joined the laboratory of Professor Philip Leder where he was a Howard Hughes Medical Institute Fellow in Genetics at Harvard Medical School. Dr. Moreadith was a member of the faculty of the University of Texas Southwestern Medical Center.

Srini Tenjarla, Ph.D., has served as our Chief Technical Operations Officer since March 2026 and previously served as our Senior Vice President of CMC and Formulation from July 2024 until March 2026. Dr. Tenjarla has more than 30 years’ experience in life sciences. Prior to joining Serina Therapeutics, Dr. Tenjarla served as Vice President and Head of Drug Product Development and Process Chemistry Development/Outsourcing in Pharmaceutical Sciences at Takeda Pharmaceuticals. In this role, he provided technical and strategic leadership to global teams, overseeing phase-appropriate development from Phase 1 through product validation and PAI readiness. Prior to his tenure at Takeda, Dr. Tenjarla held several leadership roles at Shire Pharmaceuticals, culminating in his position as Vice President of Pharmaceutical Sciences. Dr. Tenjarla has a proven track record in advancing programs through clinical phases to NDA/BLA submission and approval. Dr. Tenjarla holds a Ph.D. in Pharmaceutical Sciences from the University of Houston and a B.S. in Pharmacy from Andhra University.

EXECUTIVE COMPENSATION
We are a “smaller reporting company” as defined in the rules and regulations of the SEC. As a smaller reporting company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies or smaller reporting companies. Accordingly, this Proxy Statement includes reduced disclosure about our executive compensation arrangements.

Executive Officer Compensation

Our named executive officers (our “Named Executive Officers” or “NEOs”) for the fiscal year ended December 31, 2025, which consist of our principal executive officer and the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2025, were:
•Steve Ledger, our Chief Executive Officer and Director;
•Randall Moreadith, M.D., Ph.D., our Chief Development Officer; and
•Srini Tenjarla, Ph.D., our Chief Technical Operations Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Steve Ledger (3)	2025	450,000	187,500		—	—	637,500
Chief Executive Officer	2024	326,250	144,949		3,232,422	—	3,703,621

Randall Moreadith, M.D., Ph.D.	2025	425,000	138,200		—	—	563,200
Chief Development Officer

Srini Tenjarla, Ph.D. (4)	2025	375,000	152,400		—	—	527,400
Chief Technical Operations Officer	2024	171,875	89,453	(5)	1,519,960	—	1,781,288

(1)Reflects the amounts for annual bonuses earned and as approved by the Compensation Committee unless described otherwise in the footnotes below.
(2)These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the share options, the exercise of the share options, or the sale of the common shares underlying such share options. Instead, in accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during fiscal year 2025 computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K.
(3)Mr. Ledger joined our Board of Directors in December 2022 and was appointed Chief Financial Officer from June 2021 to March 2024. In March 2024, he was appointed as Chief Executive Officer.
(4)Dr. Tenjarla joined as our Senior Vice President of CMC and Formulation in July 2024 and was promoted to Chief Technical Operations Officer in March 2026.
(5)Reflects the amounts Dr. Tenjarla received as a sign on bonus of $25,000 per his employment agreement and $64,453 earned annual performance cash bonus earned in 2024.

Executive Compensation Arrangements

Steve Ledger: In September 2024, we entered into an employment agreement with Mr. Ledger (the “Ledger Employment Agreement”) that provides for an annual base salary of $450,000 and an annual incentive compensation opportunity of up to 50% of base salary, subject to the discretion of the Board. Upon achievement of certain strategic goals in April 2026, Mr. Ledger’s base salary automatically increased to $500,000 annually, and the Board approved a contractual payment to Mr. Ledger representing the retroactive increase in base salary for the period from September 9, 2024 through April 15, 2026.

The Ledger Employment Agreement restricts Mr. Ledger’s ability to compete with the Company for two years after employment, and to solicit employees of the Company for 18 months after employment. If Mr. Ledger is terminated by the Company without cause, Mr. Ledger will receive 12 months of base salary and a pro-rated bonus equal to at least one-half of his full annual bonus opportunity. The Ledger Employment Agreement will continue indefinitely until terminated by either party.

Srini Tenjarla, Ph.D.: In July 2024, we entered into an employment agreement with Dr. Tenjarla (the “Tenjarla Employment Agreement”). Pursuant to the Tenjarla Employment Agreement, Dr. Tenjarla’s annual base salary was initially set at $375,000 with additional $25,000 signing bonus. Under the Tenjarla Employment Agreement, Dr. Tenjarla is eligible to earn an annual discretionary performance bonus with a target of 50% of his annual base salary. Actual bonus amounts will be based on Dr. Tenjarla’s attainment of individual performance goals at target levels set by the Board of Directors for the applicable calendar year. If such performance goals for the applicable year are fully achieved, the Board of Directors may approve a bonus amount exceeding the target bonus level. In April 2026, the Board approved an increase in Dr. Tenjarla’s annual base salary from $375,000 to $425,000.

Potential Payments Upon Retirement, Resignation, Termination, or Change in Control

The Ledger Employment Agreement provides that, if Mr. Ledger’s employment is terminated without cause by the Company, Mr. Ledger will receive 12 months of base salary with a pro-rated bonus (minimum of one-half of the full annual bonus). No severance will be paid if Mr. Ledger’s employment is terminated for cause by the Company or by Mr. Ledger voluntarily. “Cause” is defined to include (a) failure to perform duties, (b) failure to comply with any valid and legal directive of the Company, (c) engagement in dishonesty, illegal conduct, or misconduct which is, in each case, injurious to the Company or its affiliates, (d) embezzlement, misappropriation, or fraud, whether or not related to Mr. Ledger’s employment with the Company, (e) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, (f) violation of the Company’s written policies or codes of conduct, (g) willful unauthorized disclosure of confidential information or violation of restrictive covenants, (h) material breach of any material obligation under the Ledger Employment Agreement or any other written agreement between Mr. Ledger and the Company, or (i) engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute. No additional amounts would be paid under the Ledger Employment Agreement following a change in control.

The Tenjarla Employment Agreement provides that, if Dr. Tenjarla’s employment is terminated without cause by the Company, Dr. Tenjarla will receive six months of base salary with a pro-rated bonus (minimum of one-half of the full annual bonus). No severance will be paid if Dr. Tenjarla’s employment is terminated for cause by the Company or by Dr. Tenjarla voluntarily. “Cause” is defined to include (a) failure to perform duties, (b) failure to comply with any valid and legal directive of the Company, (c) engagement in dishonesty, illegal conduct, or misconduct which is, in each case, injurious to the Company or its affiliates, (d) embezzlement, misappropriation, or fraud, whether or not related to Dr. Tenjarla’s employment with the Company, (e) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, (f) violation of the Company’s written policies or codes of conduct, (g) willful unauthorized disclosure of confidential information or violation of his restrictive covenants, (h) material breach of any material obligation under the Tenjarla Employment Agreement or any other written agreement between Dr. Tenjarla and the Company, or (i) engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute. No additional amounts would be paid under the Tenjarla Employment Agreement following a change in control.

Equity Awards Outstanding

The following table shows information regarding our outstanding equity awards at December 31, 2025 for the 2025 Named Executive Officers under Serina’s Equity Plans:

		Option Awards
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration Date
Name	Grant Date	Exercisable	Unexercisable
Steve Ledger	7/29/2021	113,962	—		$0.06	7/29/2031
	9/9/2024	117,618	258,770	(1)	$7.40	9/9/2034
	9/9/2024	—	125,463	(2)	$7.40	9/9/2034

Randall Moreadith, M.D., Ph.D.	5/6/2021	352,186	—		$0.06	5/6/2031
	7/29/2021	93,775	—		$0.06	7/29/2031

Srini Tenjarla, Ph.D.	7/15/2024	87,356	97,644	(3)	$9.50	7/14/2034

(1)One eighth of the stock options vested upon completion of 6 full months of continuous employment measured from the date of grant, and the balance of the options vest in 42 equal monthly installments commencing on the first anniversary of the date of grant, based on the completion of each month of continuous service as an employee or director of Serina or our subsidiaries.
(2)Provided that certain strategic goals are met, one fourth of the options will vest upon completion of 12 full months of continuous employment measured from the date of grant, and the remaining balance of the options vest in 36 equal monthly installments, commencing on the first anniversary of the date of grant, based on the completion of each month of continuous service as an employee or director of Serina or our subsidiaries.
(3)One third of the stock options vested upon completion of 12 full months of continuous employment measured from the date of grant, and the balance of the options vest in 24 equal monthly installments commencing on the first anniversary of the date of grant, based on the completion of each month of continuous service as an employee or director of Serina or our subsidiaries.

Other Compensation Plans

We do not have any pension plans, defined benefit plans, or non-qualified deferred compensation plans. We may make contributions to 401(k) plan accounts for participating executive officers and other employees.

Executive Chairman Agreement

The Company has entered into an agreement with Dr. Gill to serve as the Executive Chairman of the Board of Directors (the “Executive Chairman Agreement”). Pursuant to the Executive Chairman Agreement, Dr. Gill is entitled to an annual cash fee of $300,000. Following an initial grant of 295,300 options to purchase common stock of the Company, Dr. Gill is eligible to receive equity awards at the Board’s discretion generally in line with those afforded to executive employees of the Company. Pursuant to the Executive Chairman Agreement, Dr. Gill will serve as the Executive Chairman of the Board as long as he is a member of the Board, or until his earlier death, incapacity, removal or resignation. Dr. Gill will also be bound by, among other typical restrictive covenants, a five (5) year post-termination non‑compete covenant and a five (5) year post-termination non-solicitation covenant with respect to customers and employees. The Executive Chairman Agreement further states that Dr. Gill is not entitled to receive additional options or other compensation under the Director Compensation Policy. In connection with the March 2026 Private Placement, Dr. Gill was appointed as Co-Chairman of the Board, along with Dr. Bailey, who also serves as Co-Chairman of the Board.

Risk Considerations and Recoupment Policies

The Compensation Committee of our Board of Directors considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. Most of our executive compensation arrangements include a fixed salary that provides a steady income so that executives do not feel pressured to focus exclusively on stock price performance or short-term financial targets to the detriment of our long-term operational and strategic objectives. We supplement fixed salaries with discretionary bonus awards based on the executive’s performance as well as the performance of Serina. The stock options and RSUs that we have granted to our executive officers under the AgeX 2017 Incentive Plan, the Legacy Serina 2017 Option Plan, the 2024 Incentive Plan, and the 2024 Inducement Equity Plan generally vest over four years, assuring that the executives take a long-term perspective in viewing their equity ownership. Although we have not adopted compensation plans, or made incentive awards, based on quantified financial performance measures, we have adopted a Clawback Policy intended to comply with Section 811 of the NYSE American Company Guide. In the event of certain restatements of Serina’s financial statements, the Clawback Policy will require Serina to recoup from its executive officers compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, to the extent such compensation (a) was granted during the three fiscal years preceding a determination that Serina’s financial statements must be restated, and (b) exceeds the amount of compensation that would have been granted had the grant been based on the restated financial statement amounts. A copy of our Clawback Policy has been posted on our company website and can be found at www.serinatx.com.

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The dollar amounts presented as compensation actually paid in the disclosure below do not reflect the actual amount of compensation earned by or paid to the Company’s PEO and Non-PEO NEOs during the applicable fiscal year. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year (1)	Summary Compensation Table Total for PEO M. West (2) (3)	Compensation Actually Paid to former PEO M. West (2) (3) (5)	Summary Compensation Table Total for former PEO J. Hackett (2) (3)	Compensation Actually Paid to former PEO J. Hackett (2) (3) (6)	Summary Compensation Table Total for PEO S. Ledger (2) (3)	Compensation Actually Paid to PEO S. Ledger (2) (3) (7)	Average Summary Compensation Table Total for Non-PEO NEOs (4) (8)	Average Compensation Actually Paid to Non-PEO NEOs (4) (9)	Valuation of Initial Fixed $100 Investment Based on TSR (10)	Net Income (Loss) (in thousands) (11)
(a)	(b)	(c)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(h)
2023	$1,059,269	$1,059,388	$102,850	$102,850	$—	$—	$300,354	$258,606	$69.76	$5,269
2024	$—	$—	$51,183	$51,183	$3,703,621	$3,703,621	$1,740,851	$1,740,851	$25.42	$(11,207)
2025	$—	$—	$—	$—	$637,500	$(356,796)	$545,300	$429,984	$9.69	$(19,215)

(1) We are a smaller reporting company pursuant to Rule 405 of the Securities Act. As such, we are only required to include information for the past three fiscal years in the table.

(2) The dollar amounts reported in this column are the amounts of the total compensation reported in the “Total” column of the Summary Compensation Table for the 2023, 2024, and 2025 fiscal years.

(3) For each of the three years presented above, our Principal Executive Officers (“PEO”) were (i) Michael D. West and Joanne Hackett in 2023, (ii) Joanne Hackett and Steve Ledger in 2024, and (iii) Steve Ledger in 2025.

(4) For each of the three years presented above, our Non-PEO NEOs were: (i) Andrea Park and Nafees N. Malik in 2023, (ii) Gregory S. Curhan and Srini Tenjarla in 2024, and (iii) Randall Moreadith and Srini Tenjarla in 2025.

(5) The dollar amounts reported in this column represent the amount of the “compensation actually paid” to Mr. West. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to

Mr. West total compensation for each year to determine the compensation actually paid are shown in the table below:

Adjustments to Determine Compensation Actually Paid to PEO M. West	2024 ($)	2023 ($)
Summary Compensation Table Totals for PEO	—	1,059,269
Less: Equity Award Values Reported in SCT for the Covered Year ($)	—	(448,824)
Plus: Fair Value for Equity Awards Modified in the Covered Year (on Modification Date) ($)	—	448,824
Plus: Fair Value of Outstanding Unvested Equity Awards Granted in Covered Year at Year-End ($)	—	—
Plus: Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years at Year-End ($)	—	—
Plus: Change in Fair Value of Equity Awards Granted in Prior Years That Vested During Covered Year (on Vest Date) ($)	—	119
Compensation Actually Paid	—	1,059,388

(6) The dollar amounts reported in this column represent the amount of the “compensation actually paid” to Ms. Hackett. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to Ms. Hackett total compensation for each year to determine the compensation actually paid are shown in the table below:

Adjustments to Determine Compensation Actually Paid to PEO J. Hackett	2024 ($)	2023 ($)
Summary Compensation Table Totals for PEO	51,183	102,850
Less: Equity Award Values Reported in SCT for the Covered Year ($)	—	—
Plus: Fair Value for Equity Awards Granted and Vested in the Covered Year (on Vest Date) ($)	—	—
Plus: Fair Value of Outstanding Unvested Equity Awards Granted in Covered Year at Year-End ($)	—	—
Plus: Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years at Year-End ($)	—	—
Plus: Change in Fair Value of Equity Awards Granted in Prior Years That Vested During Covered Year (on Vest Date) ($)	—	—
Compensation Actually Paid	51,183	102,850

(7) The dollar amounts reported in this column represent the amount of the “compensation actually paid” to Mr. Ledger. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to Mr. Ledger total compensation for each year to determine the compensation actually paid are shown in the table below:

Adjustments to Determine Compensation Actually Paid to PEO S. Ledger	2025 ($)	2024 ($)
Summary Compensation Table Totals for PEO	637,500	3,703,621
Less: Equity Award Values Reported in SCT for the Covered Year ($)	—	(3,232,422)
Plus: Fair Value for Equity Awards Granted and Vested in the Covered Year (on Vest Date) ($)	—	—
Plus: Fair Value of Outstanding Unvested Equity Awards Granted in Covered Year at Year-End ($)	—	3,232,422
Plus: Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years at Year-End ($)	(988,860)	—
Plus: Change in Fair Value of Equity Awards Granted in Prior Years That Vested During Covered Year (on Vest Date) ($)	(5,436)	—
Compensation Actually Paid	(356,796)	3,703,621

(8) The dollar amounts reported in this column represent the average of the amounts reported for the Non-PEO NEOs as a group for each corresponding year in the “Total” column of the Summary Compensation Table as disclosed in the proxy statements for the applicable years.

(9) The dollar amounts reported in this column for our Non-PEO NEOs as a group in each appliable year, represent averages of the “compensation actually paid” to the Non-PEO NEOs. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to the average total compensation for the Non-PEO NEOs for each year to determine the average compensation actually paid are shown in the table below:

Adjustments to Determine Compensation Average Actually Paid to Non-PEO NEOs	2025 ($)	2024 ($)	2023 ($)
Average Summary Compensation Table Totals	545,300	1,740,851	300,354
Less: Average Equity Award Values Reported in SCT for the Covered Year ($)	—	(1,483,855)	(9,940)
Plus: Average Fair Value for Equity Awards Granted and Vested in the Covered Year (on Vest Date) ($	—	60,319	—
Plus: Average Fair Value of Outstanding Unvested Equity Awards Granted in Covered Year at Year-End ($)	—	1,423,536	—
Plus: Average Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years at Year-End ($)	(119,486)	—	(8,358)
Plus: Change in Fair Value of Equity Awards Granted in Prior Years That Vested During Covered Year (on Vest Date) ($)	4,170	—	(23,450)
Average Compensation Actually Paid	429,984	1,740,851	258,606

(10) Cumulative Total Shareholder Return (“TSR”) represents the return on a fixed investment of $100 in our common stock for the period beginning on the last trading day of 2022 through the last trading day of the applicable fiscal year.

(11) The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for each year presented.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Relationship Between Compensation Actually Paid vs. Net Income (Loss)

The following chart illustrates the relationship between Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs against the Company’s net income (loss).

Relationship Between Compensation Actually Paid vs. Cumulative TSR of Company

The following chart illustrates the relationship between Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs against the Company’s TSR:

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Following the Merger, on March 27, 2024, our Board adopted a new outside director compensation policy, which became effective on April 1, 2024 (the “Director Compensation Policy”). The Director Compensation Policy provides that each non-employee director will receive an annual retainer as follows:

Member of Board of Directors: $40,000
Chair of Audit Committee: $10,000
Member of Audit Committee: $5,000
Chair of Compensation Committee: $5,000
Member of Compensation Committee: $2,500
Chair of Nominating and Corporate Governance Committee: $5,000
Member of Nominating and Corporate Governance Committee: $2,500

In each case, compensation is to be paid quarterly in arrears and prorated based on the number of actual days served on our Board or applicable committee. Each non-employee director who serves as a committee chair of our Board will receive the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee.

In addition, the Director Compensation Policy provides that each individual who was a non-employee director as of the effective date of the policy was granted an award of stock options to purchase 40,000 shares of our common stock (the “Transition Award”). Each Transition Award will vest in equal yearly installments over the 3-year period from the date of grant, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

The Director Compensation Policy also provides that each individual who first becomes a non-employee director following the effective date of the policy and who did not receive a Transition Award will be granted an award of stock options to purchase 40,000 shares of our common stock (the “Initial Award”). The Initial Award will be granted automatically on the first trading day on or after the date on which such individual first becomes a non-employee director (the first date as a non-employee director, the “Initial Start Date”), whether through election by our stockholders or appointment by our Board to fill a vacancy. Each Initial Award will be scheduled to vest in equal yearly installments over the 3-year period from the date of grant, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

The Director Compensation Policy also provides that at the close of business on the date of each annual meeting of the Company’s stockholders, beginning with the 2024 Annual Meeting of Stockholders, each continuing non-employee director automatically will be granted an award of stock options (an “Annual Award”) to purchase 10,000 shares of our common stock, except that directors who received a Transition Award were not entitled to receive an Annual Award in 2024. Each Annual Award will be scheduled to vest on the earlier of (i) the day before the next Annual Meeting or (ii) the one-year anniversary of the grant date, subject to the applicable non-employee director’s continued service as a member of the Board through such vesting date. Directors and members of committees of the Board of Directors who are our employees are entitled to receive compensation as employees but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

In April 2026, the Board voted to amend the Director Compensation Policy effective as of April 15, 2026 (the “Amended Director Compensation Policy”). The Amended Director Compensation Policy provides that each non‑employee director will receive an annual retainer as follows:

Annual Board Member Cash Fees:
All Outside Directors: $40,000

Annual Committee Chair Cash Fees (in addition to above):
Chair of Audit Committee: $15,000
Chair of Compensation Committee: $12,000
Chair of Nominating and Corporate Governance Committee: $10,000

Annual Committee Member Cash Fees (in addition to Annual Board Member Cash Fees; the Chair of a Committee does not receive this fee for that Committee):

Member of Audit Committee: $7,500
Member of Compensation Committee: $6,000
Member of Nominating and Corporate Governance Committee: $5,000

In each case, compensation is to be paid quarterly in arrears and prorated based on the number of actual days served on our Board or applicable committee.

The Amended Director Compensation Policy also provides that each individual who first becomes a non‑employee director following the effective date of the Amended Director Compensation Policy will be granted an award of stock options to purchase 30,500 shares of our common stock (the “New Director Initial Award”). The New Director Initial Award will be granted automatically on the first trading day on or after the date on which such individual first becomes a non-employee director (the first date as a non-employee director, the “Initial Start Date”), whether through election by our stockholders or appointment by our Board to fill a vacancy. Each New Director Initial Award will be scheduled to vest in equal yearly installments over the 3-year period from the date of grant, in each case subject to the non‑employee director continuing to be a non-employee director through the applicable vesting date.

The Amended Director Compensation Policy also provides that at the close of business on the date of each annual meeting of the Company’s stockholders, beginning with the 2026 Annual Meeting of Stockholders, each continuing non‑employee director automatically will be granted an award of stock options (an “Annual Award”) to purchase 15,250 shares of our common stock. Each Annual Award will be scheduled to vest on the earlier of (i) the day before the next Annual Meeting or (ii) the one-year anniversary of the grant date, subject to the applicable non-employee director’s continued service as a member of the Board through such vesting date. Directors and members of committees of the Board of Directors who are our employees are entitled to receive compensation as employees but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

The Executive Chairman Agreement further states that Dr. Gill is not entitled to receive additional options under the Director Compensation Policy.

2025 Director Compensation

The following table summarizes certain information concerning the compensation paid during the past fiscal year to each of the persons who served as directors during the year ended December 31, 2025, and who were not our employees on the date the compensation was earned.

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	Total
Balkrishan “Simba” Gill, Ph.D.	$300,000	$—	$300,000
Gregory H. Bailey, M.D.	$53,125	$29,491	$82,616
Jay Venkatesan, M.D. (3)	$46,229	$175,931	$222,160
Karen J. Wilson (4)	$53,014	$187,091	$240,105
Richard Marshall, CBE, M.D., Ph.D.	$53,125	$29,491	$82,616
Stephen Brannan, M.D. (5)	$25,804	$229,571	$255,375

Former Directors
J. Milton Harris, Ph.D. (6)	$53,125	$—	$53,125
Remy Gross (7)	$24,125	$—	$24,125
Steven Mintz (8)	$13,125	$—	$13,125

(1)These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the share options, the exercise of the share options, or the sale of the common shares underlying such share options. Instead, in accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during fiscal year 2025 computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 8, Stock-Based Awards, to our audited consolidated financial statements included in our Annual Report on Form 10‑K.
(2)Dr. Brannan, Ms. Wilson, and Dr. Venkatesan were each awarded Initial Awards in 2025.
(3)Dr. Venkatesan was appointed to the Board effective as of February 12, 2025.
(4)Ms. Wilson was appointed to the Board effective as of January 14, 2025.
(5)Dr. Brannan was appointed to the Board effective as of May 22, 2025.
(6)Dr. Harris resigned from the Board effective as of February 11, 2025. In February 2025, Dr. Harris was appointed as the Chair of our Scientific Advisory Board (the “SAB”). As compensation for his service as Chair of the SAB, Dr. Harris receives an annual fee of $40,000 paid in cash on a quarterly basis in $10,000 increments.
(7)Mr. Gross resigned from the Board effective as of May 22, 2025.
(8)Mr. Mintz resigned from the Board effective as of January 14, 2025.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our capital stock as of April 10, 2026 by (i) each of our Named Executive Officers, (ii) each of our directors, (iii) all of our directors and executive officers as a group, and (iv) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our capital stock. Our calculation of the percentage of beneficial ownership is based on 14,898,617 shares of common stock and 965,250 shares of Series A Preferred Stock outstanding as of April 10, 2026.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of April 10, 2026, and restricted stock units that will vest within 60 days of April 10, 2026. Shares of our common stock issuable pursuant to stock options and restricted stock units currently exercisable or exercisable within 60 days of April 10, 2026, and restricted stock units that will vest within 60 days of April 10, 2026, are deemed outstanding for computing the percentage of the person holding such equity awards and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 16 of the Exchange Act. Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 601 Genome Way, Suite 2001, Huntsville, Alabama 35806.
Our common stock and Series A Preferred Stock vote together as a single class on the matters presented in this Proxy Statement, with each share of Series A Preferred Stock entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series A Preferred Stock would be convertible on the Record Date for the vote or consent of stockholders at a conversion price of $2.25 per share of common stock rounded to the nearest whole share (subject to the Exchange Cap (as defined herein)) on each matter that is properly brought before the Meeting and on which holders of Series A Preferred Stock are entitled to vote.

	Beneficial Ownership as of April 10, 2026					% of Total Voting Power as of April 10, 2026 (12)	Beneficial Ownership Assuming Stockholder Approval of All Proposals (13)
Beneficial Owner	Common Stock		Percent of Total	Series A Preferred Stock	Percent of Total		Number of Shares		Percent of Total
5% and Greater Stockholders:
Juvenescence Limited and certain affiliates	4,422,288	(1)	27.6%	—	—	19.4%	4,422,288		16.5%
Puffinus L.P.	904,884		6.1%	—	—	5.4%	1,793,812	(14)	7.0%
Directors and Named Executive Officers:
Gregory H. Bailey, M.D.	1,955,376	(2)	11.7%	762,548	79.0%	10.0%	10,392,848	(15)	37.9%
Stephen Brannan, M.D.	13,333	(3)	*	—	—	*	13,333	(3)	*
Greg Curhan	109,368	(4)	*	—	—	*	109,368	(4)	*
Balkrishan “Simba” Gill, Ph.D.	174,012	(5)	1.2%	—	—	*	174,012	(5)	*
Steve Ledger	366,515	(6)	2.4%	—	—	*	366,515	(6)	1.4%
Richard Marshall, CBE, M.D., Ph.D.	26,666	(7)	*	—	—	*	26,666	(7)	*
Randall Moreadith, M.D., Ph.D.	361,461	(8)	2.4%	—	—	*	361,461	(8)	1.4%
Srini Tenjarla, Ph.D.	113,046	(9)	*	—	—	*	113,046	(9)	*
Jay Venkatesan, M.D.	20,886	(10)	*	96,525	10.0%	1.2%	245,038	(16)	1.0%
Karen J. Wilson	13,333	(11)	*	—	—	*	13,333	(11)	*
All executive officers and directors as a group (10 persons)	3,153,996		17.7%	859,073	89.0%	11.8%	11,815,620		43.4%

*Represents beneficial ownership of less than 1%.

(1)Comprised of (i) 3,267,188 shares of our common stock held directly by JuvVentures (UK) Limited, (ii) 21,507 shares of our common stock that may be acquired on exercise of Warrants issued or to be issued in connection with advances under the A&R Secured Note, (iii) 755,728 shares of our common stock that may be acquired on exercise of the Replacement Incentive Warrants held by JuvVentures (UK) Limited, and (iv) 377,865 shares of our common stock that may be acquired on exercise of the Incentive Warrants held by JuvVentures (UK) Limited. The address of JuvVentures is 1st Floor, Viking House, St Pauls Square, Ramsey, Isle of Man, IM8 1GB.

(2)Consists of (i) 126,910 shares of our common stock, (ii) 26,666 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026, (iii) 900,900 shares of our common stock issuable upon conversion of that certain 2025 Convertible Note, and (iv) 900,900 shares of our common stock issuable upon exercise of certain warrants issued in connection with the 2025 Convertible Note. This amount does not include 6,666,667 shares of our common stock issuable upon conversion of the Pre-Funded Warrants purchased in the March 2026 Private Placement, which will be converted if the Private Placement Proposal is approved at the Meeting or 1,770,805 shares of our common stock issuable upon conversion of the Series A Preferred Stock purchased in the April 2025 Private Placement consisting of (i) 1,755,555 shares of our common stock issuable upon conversion of the Series A Preferred Stock and (ii) 15,250 PIK Shares (as such term is defined in the Certificate of Designations) accrued but not yet issued, with respect to such shares of Series A Preferred Stock being converted, which will be converted if the Conversion Proposal is approved at the Meeting.

(3)Consists of 13,333 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026.

(4)Consists of 109,368 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026.

(5)Consists of 174,012 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026.

(6)Consists of (i) 95,730 shares of our common stock and (ii) 270,785 shares that are subject to options that are exercisable within 60 days of April 10, 2026.

(7)Consists of 26,666 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026.

(8)Consists of 361,461 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026.

(9)Consists of 113,046 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026.

(10)Consists of (i) 7,553 shares of our common stock and (ii) 13,333 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026. This amount does not include 224,152 shares of our common stock issuable upon conversion of the Series A Preferred Stock purchased in the April 2025 Private Placement consisting of (i) 222,222 shares of our common stock issuable upon conversion of the Series A Preferred Stock and (ii) 1,930 PIK Shares (as such term is defined in the Certificate of Designations) accrued but not yet issued, with respect to such shares of Series A Preferred Stock being converted, which will be converted if the Conversion Proposal is approved at the Meeting.

(11)Consists of 13,333 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026.

(12)Percentage total voting power represents voting power with respect to all shares of our common stock and Series A Preferred Stock, voting as a single class. Each holder of common stock shall be entitled to one vote per share of common stock and each holder of Series A Preferred Stock shall be entitled to one vote per share of Series A Preferred Stock, subject to the Exchange Cap limitation, on all matters submitted to our stockholders for a vote. Please see “How many votes do my shares represent?” above for information on how votes are allocated among Series A Preferred Stock holders pursuant to the Exchange Cap. The common stock and Series A Preferred Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. Additionally, the percentage reported under “Total Voting Power” does not include any shares of common stock that such holder could acquire by exercising any warrants or options, converting any convertible notes, or upon vesting of restricted stock, as such securities confer no voting power until the issuance of common stock upon their exercise, conversion, or settlement, as applicable.

(13)This column represents the beneficial ownership of common stock as of April 10, 2026, but includes all shares of common stock that will convert automatically if the Conversion Proposal and Private Placement Proposal are approved at the Meeting. The number of shares of common stock beneficially owned by each holder in this column includes (i) the total number of shares of common stock each such holder is deemed to beneficially own as of April 10, 2026; (ii) any shares of common stock that could be issued within 60 days of April 10, 2026, including options that are currently exercisable or exercisable within 60 days of April 10, 2026, and restricted stock units that will vest within 60 days of April 10, 2026; (iii) all shares of common stock issuable upon the Mandatory Conversion of all of the shares of Series A Preferred Stock; (iv) all accrued but not yet issued PIK Shares, with respect to such shares of Series A Preferred Stock being converted; and (v) shares of our common stock issuable upon the automatic conversion of the Pre-Funded Warrants purchased in the March 2026 Private Placement.

(14)Consists of 904,884 shares of our common stock and (ii) 888,928 shares of our common stock issuable upon conversion of the Pre-Funded Warrants purchased in the March 2026 Private Placement. The address of Puffinus L.P. is 6108 Jocelyn Hollow Road, Nashville, Tennessee 37205.

(15)Consists of (i) 126,910 shares of our common stock, (ii) 26,666 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026, (iii) 900,900 shares of our common stock issuable upon conversion of that certain 2025 Convertible Note, (iv) 900,900 shares of our common stock issuable upon exercise of certain warrants issued in connection with the 2025 Convertible Note, (v) 6,666,667 shares of our common stock issuable upon conversion of the Pre-Funded Warrants purchased in the March 2026 Private Placement, and (vi) 1,770,805 shares of our common stock issuable upon conversion of the Series A Preferred Stock purchased in the April 2025 Private Placement consisting of (a) 1,755,555 shares of our common stock issuable upon conversion of the Series A Preferred Stock and (b) 15,250 PIK Shares (as such term is defined in the Certificate of Designations) accrued but not yet issued, with respect to such shares of Series A Preferred Stock being converted.

(16)Consists of (i) 7,553 shares of our common stock, (ii) 13,333 shares of our common stock subject to options that are exercisable within 60 days of April 10, 2026, and (iii) 224,152 shares of our common stock issuable upon conversion of the Series A Preferred Stock purchased in the April 2025 Private Placement consisting of (a) 222,222 shares of our common stock issuable upon conversion of the Series A Preferred Stock and (b) 1,930 PIK Shares (as such term is defined in the Certificate of Designations) accrued but not yet issued, with respect to such shares of Series A Preferred Stock being converted.

Related-Person Transaction Policy and Procedures

Our Board has adopted a written Amended and Restated Related-Person Transaction Policy (the “Related-Person Transaction Policy”), which applies to transactions involving amounts in excess of $120,000, in which any of our officers, directors, beneficial owners of more than 5% of the outstanding shares of our common stock, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the Related-Person Transaction Policy. Those transactions are referred to as Related-Person Transactions. A Related-Person Transaction will be subject to review and approval by the Audit Committee of our Board of Directors or by such other committee of the Board of Directors established to identify, review, consider, approve, or ratify the Related-Person Transaction (a “Special Committee”) (hereinafter, as applicable, the Audit Committee or the Special Committee as designated by the Board of Directors that has authority to approve the Related-Person Transaction shall be referred to as the “Committee”) prior to the effectiveness or consummation, to the extent practical. The Committee shall consist of two or more directors, each of whom the Board has determined to be a Disinterested Director (as defined in the Related-Person Transaction Policy). The Committee will review the relevant information available to it about the Related-Person Transaction. The Committee may approve or ratify the Related-Person Transaction only if the Committee determines that, under the circumstances, the transaction is in, or is not in conflict with, our best interests.

Certain Related-Person Transactions

2026 Private Placement

On December 19, 2025, the Company’s Board of Directors established a special committee of independent and disinterested directors (the “Special Committee”) to review, evaluate, negotiate, approve, recommend approval of, or reject any proposed amendments to, or alternative structures or agreements relating to, the Company’s existing financing arrangements, as well as any potential alternative financing transactions involving Gregory H. Bailey, M.D., a member of the Company’s Board of Directors. The Special Committee was comprised of Balkrishan “Simba” Gill, Ph.D., Stephen Brannan, M.D., Steve Ledger, and Karen J. Wilson, each of whom the Board determined to be independent, disinterested, and otherwise eligible to serve on the Special Committee.

On March 17, 2026, following approval by the Special Committee, the Company entered into definitive agreements providing for a private placement of shares of common stock and pre‑funded warrants at a purchase price of $2.25 per share (the “March 2026 Private Placement”), which was led by Gregory H. Bailey, M.D. Each common stock and pre-funded warrant was accompanied by redeemable warrants to purchase a number of shares equal to 50% of the aggregate shares purchased at an exercise price of $5.00 per share. All warrants expire four years term from the date of issuance and are callable by Serina upon the earlier of (i) 30 days following the dosing of the first patient in Cohort 2 of the SER‑252 Phase 1b SAD study, or (ii) September 30, 2026, and in each case subject to the Company’s share price exceeding $10.00 per share on the relevant date. Under the terms of the agreements, the initial funding provided for at least $15.0 million of gross proceeds, with one or more additional closings for aggregate gross proceeds of at least $5.0 million and up to $15.0 million to be funded within 20 days after the initial closing, subject to the satisfaction of customary closing conditions. The warrants related to the first tranche funding, if fully exercised, would provide additional gross cash proceeds of $33.3 million. As of April 10, 2026, gross proceeds of $21.2 million have been received across two closings. In connection with the closing of the March 2026 Private Placement, the 2025 Convertible Note was amended to remove any further obligations to borrow or loan funds under the note.
2025 Convertible Note

On September 9, 2025, the Company entered into an unsecured convertible note (the “2025 Convertible Note”) with Gregory H. Bailey, M.D., a member of the Company’s Board of Directors, making available to the Company an aggregate principal amount of up to $20 million.

Under the 2025 Convertible Note, borrowings may be drawn in the discretion of the Company in five tranches tied to certain clinical and operational milestones, provided that if at the time the Company achieves a milestone the Company does not have sufficient cash available to cover projected costs and expenses to achieve the next milestone, then the Company will be required to draw such deficiency. The five tranches correspond to the five following milestones: (i) up to $5 million on or before September 30, 2025; (ii) up to $2.5 million on or after December 15, 2025 upon enrollment of the first patient in the Company’s SER-252-1b registrational clinical study; (iii) up to $2.5 million upon enrollment of the second patient in the study; (iv) up to $5 million on or after March 15, 2026, upon dosing of the last patient in Cohort 1 of the study; and (v) up to $5 million on or after April 30, 2026, upon dosing of the first patient in Cohort 2 of the study (“Milestone 5”).

Borrowings under the 2025 Convertible Note bear interest at an annual rate of 10%, initially payable in cash on the first anniversary of the initial funding and on a quarterly basis after. The 2025 Convertible Note contains customary events of default, including an additional 2% of default interest following an event of default, and has a maturity date of five years after the initial funding date. The Company can prepay the 2025 Convertible Note at any time with no penalty. The Company is required to repay all obligations outstanding under the 2025 Convertible Note in cash in the event of certain liquidity events or a change of control of the Company, all as defined in the 2025 Convertible Note.

The 2025 Convertible Note is convertible, at the option of the holder, into shares of the Company’s common stock, at any time until the maturity date at a conversion price of $5.18 per share. The conversion price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization, or other similar transaction.

Borrowings under the 2025 Convertible Note constitute senior unsecured obligations of the Company and rank senior in right of payment to all indebtedness of the Company expressly subordinated to the 2025 Convertible Note, and pari passu in right of payment with all other unsecured indebtedness of the Company. The Company may incur additional indebtedness that is junior to the 2025 Convertible Note without restriction, but under the 2025 Convertible Note the Company may not incur additional indebtedness that is senior or pari passu in right of payment to the 2025 Convertible Note without the prior written consent of the holder(s) of the 2025 Convertible Note.

Under the 2025 Convertible Note, the Company agreed to issue warrants for the purchase of shares of the Company’s common stock on each funding date in an amount equal to 100% of the number of shares issuable upon conversion of the funds extended by the investors on such funding date. Such warrants will have an exercise price equal to $5.44 per share. The warrants expire on the earlier of sixty days following the achievement of Milestone 5 or September 30, 2026.

In connection with the closing of the March 2026 Private Placement, the 2025 Convertible Note was amended to remove any further obligations to borrow or loan funds under the note.

Series A Convertible Preferred Stock

On April 8, 2025, the Company entered into a Securities Purchase Agreement with certain investors, including Dr. Bailey and Dr. Venkatesan, for a private placement of 962,250 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001, at a purchase price of $5.18 per share for aggregate gross proceeds of approximately $5 million. Each share of Series A Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $5.18 per share. Per each whole share of Series A Preferred Stock, the holders of Series A Preferred Stock is entitled to cast the number of votes equal to the number of shares of common stock into which such holder’s Series A Preferred Stock would be convertible into on the record date for the vote or consent of stockholders. The holders of Series A Preferred Stock vote with the holders of the common stock as a single class and on an as-converted basis, except as provided by law.

Director Independence
Gregory H. Bailey, M.D., Richard Marshall, CBE, M.D., Ph.D., Karen J. Wilson, Jay Venkatesan, M.D., and Stephen Brannan, M.D., each qualify as “independent” in accordance with Section 803(A) of the NYSE American Company Guide. The members of our Audit Committee meet the additional independence standards under Section 803(B)(2) of the NYSE American Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Compensation Committee meet the additional independence standards under Section 805(c)(1) of the NYSE American Company Guide. Our independent directors received no compensation or remuneration during the last fiscal year for serving as directors except as disclosed under “2025 Director Compensation”, above. None of the independent directors, nor any of the members of their respective families, have participated in any transaction with us that would disqualify them as “independent” directors under the standards described.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of Exchange Act requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other Company equity securities. Officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a).

To our knowledge, based solely on our review of the copies of Forms 3 and 4 and amendments thereto filed during the last fiscal year, and Forms 5 and amendments thereto filed with respect to the last fiscal year, by the Reporting Persons, or written representation from the Reporting Persons that no Form 5 was required, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent (10%) beneficial owners were complied with during the fiscal year ended December 31, 2025, except Stephen Brannan filed a late Form 3 and Form 4 on June 17, 2025, to report the receipt of a grant of options to buy Company common stock on May 22, 2025.

PROPOSAL NO. 2
SHARE INCREASE PROPOSAL

General

The Company is asking stockholders to approve an amendment to our First Amended and Restated Certificate of Incorporation, as amended by that certain Certificate of Designations of Preferences, Rights and Limitations, dated as of April 10, 2025, and that certain Certificate of Correction, dated as of May 22, 2025 (as amended, the “Certificate of Incorporation”), to increase the authorized shares of common stock issuable thereunder by 85,000,000 shares to 125,000,000 shares (the “Certificate of Amendment”).

Background

Our Certificate of Incorporation currently authorizes the issuance of up to 40,000,000 shares of common stock and 5,000,000 shares of preferred stock. On March 19, 2026, the Board unanimously adopted resolutions setting forth a proposed amendment to Section 4.1 of the Certificate of Incorporation, subject to stockholder approval, to increase the shares of common stock that are authorized for issuance, bringing the total number of shares of common stock authorized for issuance to 125,000,000. No change will be made to the other provisions of the Certificate of Incorporation pursuant to this Proposal. The additional authorized shares of common stock, if and when issued, would have the same rights and privileges as the shares of common stock previously authorized.

Reason for and Effect of the Amendment

The proposed increase in authorized shares will provide the Company with greater flexibility to issue additional shares of common stock in connection with future financings, strategic acquisitions, equity compensation, conversions of existing securities, or other general corporate purposes, without the need for further stockholder approval (except as required by law or NYSE American rules). The increase is not intended to have any immediate dilutive effect; however, the issuance of additional shares could be dilutive to existing stockholders depending on the circumstances and terms of issuance.

The Board believes that the proposed increase in authorized capital stock is in the best interests of the Company and its stockholders and will better position the Company to pursue its business objectives, attract strategic capital, and respond to market opportunities in a timely and efficient manner.

Text of the Proposed Share Increase Amendment

The text of the proposed Certificate of Amendment to effect this Proposal is attached to this Proxy Statement as Appendix A.

Potential Effects on Outstanding Common Stock

The Certificate of Amendment could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti‑takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our Company more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The subsequent issuance of additional common stock could result in dilution in the book value per share and the voting rights of the common stock. The Board is not aware of any attempt, or contemplated attempt, to acquire control of our Company, and this Proposal is not being presented with the intent that it be utilized as a type of anti‑takeover device. Other than as described herein, there are currently no definitive plans, arrangements, commitments, or understandings for the issuance of the additional shares of common stock which are to be authorized.

Vote Required; Recommendation of the Board

The Board of Directors proposes and recommends that the stockholders approve the Share Increase Proposal. Approval of the Share Increase Proposal requires the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on this Proposal. Abstentions have the same effect as a vote “Against” the Share Increase Proposal. Unless otherwise directed by the stockholders, proxies will be voted FOR approval of the Share Increase Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SHARE INCREASE PROPOSAL.

PROPOSAL NO. 3
2024 INCENTIVE PLAN AMENDMENT PROPOSAL

General

In connection with the approval of the Merger, the stockholders of AgeX approved the 2024 Equity Incentive Plan (as amended, the “2024 Incentive Plan”). The purpose of the 2024 Incentive Plan is to promote and closely align the interests of our employees, officers, non-employee directors, and other service providers and our stockholders by providing stock-based compensation. The objectives of the 2024 Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility and to motivate participants to optimize our profitability and growth through incentives that are consistent with our goals and that link the personal interests of participants to those of our stockholders.

The 2024 Incentive Plan initially authorized the issuance of up to a total of 1,725,000 shares of our common stock and provided that the maximum aggregate number of shares that may be issued under the 2024 Incentive Plan pursuant to Incentive Stock Options (as defined therein) shall not exceed 1,725,000 shares of common stock. In December 2024, our stockholders approved an amendment to the 2024 Incentive Plan to, (i) increase the number of shares of common stock available for issuance thereunder (the “Share Reserve”) to 2,675,000; (ii) increase the number of shares that may be issued as Incentive Stock Options under the 2024 Incentive Plan to 2,675,000; (iii) provide that the Share Reserve will increase automatically on the first day of each fiscal year of the Company (each, a “Fiscal Year”) beginning with the 2026 Fiscal Year and ending on (and including) the first day of the 2034 Fiscal Year (each, an “Evergreen Date”), in each case, in an amount equal to five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding Fiscal Year (each, an “Evergreen Increase”); provided, however, that the Board may act to provide that there will be no Evergreen Increase for a Fiscal Year, or that the Evergreen Increase for such Fiscal Year will be a lesser number of shares of common stock; and (iv) to modify the Reversion of Shares Provisions (as defined below).

Pursuant to the 2026 Evergreen Increase, on January 1, 2026, 535,478 additional shares of common stock were added to the Share Reserve, for a total of 3,210,478 shares of common stock reserved for issuance under the 2024 Incentive Plan. As of March 31, 2026, there were 848,607 shares remaining available for issuance under the 2024 Incentive Plan, 2,356,871 total stock options outstanding (with associated weighted average exercise price of $8.75 and weighted average remaining term of 1.95 years).

At the Meeting, we are seeking stockholder approval in order to further amend the 2024 Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 2,000,000 shares.

Capitalized terms used in this Proposal but not defined herein shall have the meaning ascribed to such terms in the 2024 Incentive Plan, as amended.

Purpose of the Plan and Reasons for the Proposed 2024 Incentive Plan Amendment

The 2024 Incentive Plan is designed to attract and retain non-employee directors, employees, and consultants and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under the 2024 Incentive Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company. Stockholder approval of this Proposal will enable us to continue to grant equity awards to our employees, non-employee directors, and consultants at levels determined by the Board to be necessary to attract, retain, and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our stockholders. In addition to the crucial role we believe such grants play in attracting and retaining talented individuals, we believe that the equity compensation granted under the 2024 Incentive Plan also serves the important function of aligning the interests of participants with our other stockholders and focusing such participants on the long-term growth of the Company.

We are seeking stockholder approval of an amendment to the 2024 Incentive Plan to increase the number of shares of common stock available for issuance thereunder (the “Share Reserve”) by 2,000,000 shares. The Board deems it advisable and in the best interest of the Company to increase the number of shares available for issuance under the 2024 Incentive Plan to attract and retain key personnel and to provide a means for non-employee directors, employees, and consultants to acquire and maintain an interest in the Company.

The terms of the 2024 Incentive Plan are summarized below, and the full text of the 2024 Incentive Plan, as amended, is set forth as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 18, 2024. The full text of the proposed amendment to the 2024 Incentive Plan is set forth as Appendix B to this Proxy Statement (the “2024 Incentive Plan Amendment”). If our stockholders do not approve this Proposal, the Company will continue to operate the 2024 Incentive Plan under its current provisions.

Summary Description of the 2024 Incentive Plan, as amended

The following description of the material terms of the 2024 Incentive Plan, as amended, is intended to be a summary only, and is qualified in its entirety by the full text of the 2024 Incentive Plan.

Plan Administration.

The 2024 Incentive Plan is administered by the Compensation Committee of our Board. The Compensation Committee has broad authority, subject to the provisions of the 2024 Incentive Plan, to administer and interpret the 2024 Incentive Plan and awards granted thereunder. All decisions and actions of the Compensation Committee are final and binding.

Stock Subject to the 2024 Incentive Plan.

The 2024 Incentive Plan currently authorizes the issuance of up to a total of 2,675,000 shares of our common stock for the grant of awards under the 2024 Incentive Plan. The 2024 Incentive Plan provides that the number of shares of common stock that may be issued as Incentive Stock Options under the 2024 Incentive Plan (the “ISO Limit”) shall not exceed 2,675,000 shares.

The number of shares available for issuance under the 2024 Incentive Plan will be increased on the first day of each fiscal year beginning with the 2026 Fiscal Year and ending on (and including) the first day of the 2034 Fiscal Year, in each case, in an amount equal to five percent (5.0%) of the outstanding shares of common stock on the last day of the immediately preceding Fiscal Year, provided, however, that the Board may act to provide that there will be no Evergreen Increase for a Fiscal Year, or that the Evergreen Increase for such Fiscal Year will be a lesser number of shares of common stock.

If an award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such award having been issued or (ii) is settled in cash (i.e., the participant receives cash rather than stock), such expiration, termination, or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the 2024 Incentive Plan. If any shares of common stock issued pursuant to an award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2024 Incentive Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on an award or as consideration for the exercise or purchase price of an award will again become available for issuance under the 2024 Incentive Plan (the provisions of the current 2024 Incentive Plan, as amended, described in this paragraph are referred to herein collectively as the “Reversion of Shares Provisions”).

Pursuant to the 2026 Evergreen Increase, on January 1, 2026, 535,478 additional shares of common stock were added to the Share Reserve, for a total of 3,210,478 shares of common stock reserved for issuance under the 2024 Incentive Plan.

If our stockholders approve the 2024 Incentive Plan Amendment, the Share Reserve would increase by 2,000,000 shares from 3,210,478 shares of common stock to 5,210,478 shares of common stock. Additionally, because the 2026 Evergreen Increase has already occurred, the 2024 Incentive Plan Amendment will also amend the definition of “Evergreen Date” to begin with the first day of the 2027 Fiscal Year, because the 2026 Evergreen Increase has already occurred and will be included in the new definition of “Share Reserve”.

Prospective or current members of our Board, employees (including executive officers), and other service providers of us and our affiliates are eligible to participate in the 2024 Incentive Plan. Only employees, consultants, and Directors may be granted Incentive Stock Options under the 2024 Incentive Plan. As of December 31, 2025, there were approximately 41 individuals eligible to participate in the 2024 Incentive Plan.

Types of Awards

Stock Options. All options granted under the 2024 Incentive Plan will be evidenced by a written agreement with the participant, which provides, among other things, the term of the option, which may not generally exceed ten (10) years (or five (5) years for grants of incentive stock options to ten percent (10%) stockholders), and other terms and conditions. The option exercise price for any option granted may not be less than the fair market value per share of our common stock on the grant date (or 110% of such fair market value for grants of incentive stock options to ten percent (10%) stockholders), as determined pursuant to the 2024 Incentive Plan; provided that an option may be granted with a lower option exercise price if such option is granted pursuant to an assumption or substitution of another option that satisfied the provisions of Section 409A or 424(a) of the Internal Revenue Code of 1986, as it may be amended from time to time (the “Code”), as applicable.

Stock Appreciation Rights. Stock appreciation rights may be granted alone or in conjunction with all or part of an option. Upon exercising a stock appreciation right, the participant is entitled to receive the amount equal to the number of shares of our common stock subject to the stock appreciation right that is being exercised multiplied by the excess by which the fair market value of our common stock at the time of exercise exceeds the exercise price of the stock appreciation right. All freestanding stock appreciation rights shall be granted subject to the same terms and conditions as applicable to options, including exercise price and term, as set forth above, and all tandem stock appreciation rights shall have the same exercise price as the option to which they relate. Stock appreciation rights may be settled in common stock, cash, restricted stock, or a combination thereof, at the Compensation Committee’s discretion.

Restricted Stock and RSUs. The 2024 Incentive Plan provides for awards of actual shares of common stock or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of our common stock. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units, which may include performance vesting conditions. Participants are entitled to receive all dividends and other distributions paid with respect to shares of common stock subject to restricted stock awards. Participants are entitled to receive dividend equivalents with respect to shares of common stock subject to restricted stock units only to the extent provided by the Compensation Committee.

Notwithstanding the above, dividends or dividend equivalents will be withheld with respect to restricted stock or restricted stock units that are subject to restrictions until the date the restrictions are released.

Transferability.

Awards generally may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution or upon approval by the Compensation Committee, to the extent provided in the award agreement or by subsequent consent granted by the Compensation Committee. Each option may be exercisable only by the participant during his or her lifetime.

Adjustments.

In the event any change is made to the outstanding common stock as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend, or distribution of securities, property, or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of common stock outstanding, then equitable and proportional adjustments will be made to the maximum number and class(es) of securities issuable under the 2024 Incentive Plan (including pursuant to incentive stock options). The terms of any outstanding award shall also be equitably adjusted by the Compensation Committee as to price, number, or kind of shares of common stock subject to such award, vesting, and other terms to reflect the foregoing events.

Change in Control.

In the discretion of the Compensation Committee, any award agreement may provide, or the Compensation Committee may provide by amendment of any award agreement or otherwise, notwithstanding any provision of the 2024 Incentive Plan to the contrary, that in the event of a change in control (as defined in the 2024 Incentive Plan), options and/or stock appreciation rights will become immediately exercisable and/or the restrictions will be released immediately with respect to all or a specified portion of the shares of restricted stock or restricted stock units. In addition, in the event of a change in control, the Compensation Committee may, in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of common stock received or to be received by our other stockholders. In the case of any option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Compensation Committee may cancel the option or stock appreciation right without the payment of consideration therefor.

Clawback/Recoupment.

Awards granted under the 2024 Incentive Plan will be subject to recoupment in accordance with any law, government regulation, or stock exchange listing requirement (or any policy we adopt pursuant to any such law, government regulation, or stock exchange listing requirement).

Amendment and Termination.

Our Board has the right to amend or terminate the 2024 Incentive Plan at any time, provided certain amendments may not be made without the approval of our stockholders in compliance with applicable law. No amendment to the 2024 Incentive Plan or an award or award agreement may be made that would materially impair the rights of the participant without such participant’s consent.

Duration of Plan.

The 2024 Incentive Plan will expire by its terms on March 27, 2034.

Summary of U.S. Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2024 Incentive Plan based on the current provisions of the Code and regulations are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2024 Incentive Plan are exempt from or comply with the rules under Section 409A of the Code related to nonqualified deferred compensation.

Non-Statutory Options.

An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of vested shares purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the exercise price paid plus the amount of compensation recognized by the participant as ordinary income (generally, fair market value of the shares on the date of exercise), and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short‑term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive Stock Options.

Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must not be exercisable after the expiration of ten (10) years from the date of grant; further restrictions apply to employees who are greater-than-10% stockholders. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two (2) years after grant of the option and one (1) year after exercise, then (i) the excess (if any) of the amount realized on the disposition over the exercise price will be taxed as capital gain and (ii) the amount (if any) by which the exercise price exceeds the amount realized upon the disposition will be treated as capital loss. If the shares acquired on exercise of an incentive stock option are disposed of within less than two (2) years after grant or one (1) year of exercise, the optionee will realize taxable compensation income in the year of the disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized on the disposition over the option price, and the Company generally will be entitled to a tax deduction in such amount. Any additional amount realized will be taxed as capital gain.

Stock Grants.

A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares are awarded in an amount equal to their fair market value at that time (less any amount paid by the participant for the shares), notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Stock Units.

The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Appreciation Rights (“SARs”).

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Code Section 409A.

Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a twenty percent (20%) penalty on the participant on such deferred amounts included in the participant’s income. We intend to structure awards under the 2024 Incentive Plan in a manner that is designed to be exempt from or comply with Section 409A.

Vote Required; Recommendation of the Board

The Board of Directors proposes and recommends that the stockholders approve the 2024 Incentive Plan Amendment Proposal. Approval of the 2024 Incentive Plan Amendment Proposal requires the affirmative vote of a majority of the shares of capital stock present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Abstentions have the same effect as a vote “Against” the 2024 Incentive Plan Amendment Proposal. Unless otherwise directed by the stockholders, proxies will be voted FOR approval of the 2024 Incentive Plan Amendment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE 2024 INCENTIVE PLAN AMENDMENT PROPOSAL.

PROPOSAL NO. 4
CONVERSION PROPOSAL

General

The Company is asking stockholders to approve, for purposes of complying with Sections 711 and 713(a) of the NYSE American Company Guide, the potential issuance of shares of the Company’s common stock to the holders of the Series A Preferred Stock (as defined below). The key terms of the April 2025 Purchase Agreement and the Series A Preferred Stock relating to this Conversion Proposal are as summarized below and as described in the Current Report on Form 8-K filed by the Company with the SEC on April 14, 2025 (the “Form 8-K”).

The information set forth in this proposal is further qualified in its entirety by reference to the full text of the forms of the Certificate of Designations and the April 2025 Purchase Agreement, each attached as Exhibits 3.1 and 10.1, respectively to the Form 8-K. Stockholders are urged to carefully read these documents.

Background

On April 8, 2025, the Company entered into a Securities Purchase Agreement (the “April 2025 Purchase Agreement”) with certain investors, including Gregory H. Bailey, M.D., and Jay Venkatesan, M.D. (collectively, the “April 2025 Investors”), for a private placement of securities (the “April 2025 Private Placement”). At the closing of the April 2025 Private Placement, the Company issued an aggregate of 965,250 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), at a purchase price of $5.18 per share of Series A Preferred Stock. The Series A Preferred Stock is subject to the terms and conditions set forth in the Certificate of Designations of Preferences, Rights and Limitations filed by the Company with the Secretary of State of the State of Delaware, as amended by the Certificate of Correction filed by the Company with the Secretary of State of the State of Delaware (collectively, the “Certificate of Designations”). Dr. Bailey purchased 762,548 shares of Series A Preferred Stock and Dr. Venkatesan purchased 96,525 shares of Series A Preferred Stock in the April 2025 Private Placement for a purchase price of approximately $3.95 million and $0.5 million, respectively. The Company received aggregate gross proceeds from the April 2025 Private Placement of approximately $5.0 million.

Each share of Series A Preferred Stock is convertible into shares of common stock at an initial conversion price of $5.18 per share, subject to any possible adjustments (the “Conversion Price”). Subject to the conversion procedures and the limitation on conversion set forth in the Certificate of Designations, each holder has the right, at such holder’s option to convert any or all of its shares of Series A Preferred Stock at any time into the number of fully paid, validly issued, and nonassessable shares of common stock equal to the sum of (i) the quotient of the Stated Value (as such term is defined in the Certificate of Designations) of the shares of Series A Preferred Stock to be converted divided by the Conversion Price and (ii) any PIK Shares (as such term is defined in the Certificate of Designations) accrued but not yet issued, with respect to such shares of Series A Preferred Stock being converted. No fractional shares of common stock shall be issued upon the exercise of any conversion right. Any fractional shares of common stock that a holder would otherwise be entitled to will be rounded up to the next whole share.

Additionally, all shares of Series A Preferred Stock will automatically convert into shares of common stock (the “Mandatory Conversion”) if (i) the volume weighted average price per share of common stock is greater than two times the then effective Conversion Price for ten trading days within any twenty consecutive trading days and (ii) upon the Company completing an underwritten offering or private placement of the Company’s common stock resulting in gross cash proceeds to the Company of at least $20.0 million (a “Qualified Offering”). If the Company consummates a Qualified Offering for a considering per share (the “Qualified Offering Price”) less than the Conversion Price, then the Conversion Price is adjusted to an amount equal to the Qualified Offering Price. The Series A Preferred Stock may not be converted into shares of common stock if such conversion would result, in the aggregate with all previous issuances of common stock, of 20% or more of the outstanding common stock on the date of the April 2025 Purchase Agreement (the “Exchange Cap”).

As discussed more fully in the Private Placement Proposal below, on March 17, 2026, the Company entered into definitive agreements for the private placement of common stock and pre-funded warrants raising $15 million in gross proceeds in the first funding tranche (the “March 2026 Private Placement”). A second funding tranche of up to an additional $15.0 million is anticipated to close on or before April 30, 2026. The financing structure includes 50% warrant coverage with additional potential proceeds of up to $44.4 million from the future exercise of warrants. On April 10, 2026, a second closing of approximately $6.2 million occurred, resulting in total gross proceeds of $21.2 million received through the March 2026 Private Placement, with the potential for future closings for additional investments. Upon funding $20.0 million, the March 2026 Private Placement constituted a Qualified Offering, and the Mandatory Conversion of the Series A Preferred Stock occurred, subject to the Exchange Cap. The Qualified Offering Price for the Private Placement Securities was $2.25 per share of common stock, triggering an adjustment to the Series A Preferred Stock Conversion Price to $2.25 per share.

Series A Preferred Stock

The following description of the Series A Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to the Form 8-K, as amended by the Certificate of Correction which is filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 22, 2025 (collectively, the “Certificate of Designations”) and is incorporated herein by reference.

Ranking. With respect to (i) payment of dividends, (ii) distribution of assets, and (iii) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series A Preferred Stock shall rank pari passu in priority of payment to all Parity Stock (defined below) and senior in priority of payment to all Junior Stock (defined below) in any liquidation, dissolution, winding up or distribution of the Company, and junior to any indebtedness of the Company.

“Junior Stock” means (i) the common stock and (ii) any other equity interest of the Company, in each case which by its terms ranks junior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets.

“Parity Stock” means any equity interest of the Company hereinafter created which by its terms ranks pari passu with the Series A Preferred Stock.

Dividends. The Series A Preferred Stock carries an annual 8.0% cumulative dividend, which will be paid prior to and in preference over any Junior Stock or Parity Stock. On March 31st of each year (or if March 31st of such year is not a business day, the first business day following such date) such dividends will be made as a payment in kind.

Voting Rights. Per each whole share of Series A Preferred Stock, the holders of Series A Preferred Stock will be entitled to cast the number of votes equal to the number of shares of common stock into which such holder’s Series A Preferred Stock would be convertible into on the record date for the vote or consent of stockholders (subject to the Exchange Cap). The holders of Series A Preferred Stock will vote with the holders of the common stock as a single class and on an as-converted basis, except as provided by law.

Adjustments. Holders of Series A Preferred Stock will have rights to certain adjustments for stock dividends stock splits and rights in connection with certain subsequent rights offerings.

NYSE American Approval Requirement

NYSE American Company Guide Section 713(a) requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors, or principal shareholders of the issuer equals 20% or more of presently outstanding common stock, or equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, or when the issuance or potential issuance of additional shares will result in a change of control of the issuer.

Additionally, NYSE American Company Guide Section 711 requires stockholder approval for the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of the Company. The NYSE American has advised that, because Dr. Bailey and Dr. Venkatesan are directors of the Company, under certain circumstances the issuance of shares of the Company’s common stock to Dr. Bailey or Dr. Venkatesan pursuant to the Series A Preferred Stock could be considered equity compensation for purposes of Section 711, depending on the market price of the Company’s common stock at the time of each conversion of the Series A Preferred Stock, among other factors.

Potential Effects of Approval of this Proposal

The Board is not seeking the approval of the Company’s stockholders to authorize the Company’s entry into the April 2025 Purchase Agreement. The April 2025 Purchase Agreement has already been executed and delivered, and the closing of the April 2025 Purchase Agreement has occurred. If this Conversion Proposal is approved by stockholders, then:

1. because the Company has raised in excess of $20 million through the March 2026 Private Placement, all of the shares of Series A Preferred Stock issued in connection with the April 2025 Private Placement will automatically convert into approximately 2,222,220 shares of common stock pursuant to the Mandatory Conversion at an adjusted Conversion Price of $2.25; and

2. the rights and privileges associated with the new shares of common stock issued upon the conversion will be identical to the rights and privileges associated with the common stock held by existing stockholders.

The number of shares of our common stock issuable under the Series A Preferred Stock is subject to adjustment in proportion to any stock split, stock dividend, stock combination, recapitalization, or other similar transaction. Any issuance of the shares of our common stock will have a dilutive effect on holders of our common stock or securities convertible into common stock, including the voting power, liquidation value, book value, and economic rights of existing stockholders, and may result in a decline in the Company’s stock price or greater price volatility. In addition, upon issuance of the shares of the Company’s common stock, there would be a greater number of shares of our common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.

Consequences of Not Approving this Proposal

If our stockholders do not approve the Conversion Proposal, we will not be able to issue shares of our common stock to the holders of the Series A Preferred Stock. Accordingly, our Board of Directors believes that it is in our best interest, and in the best interest of our stockholders, to approve the potential issuance of shares of common stock that may be issued in accordance with the Series A Preferred Stock.

Absent approval of this Conversion Proposal, we are left with limited financial and corporate flexibility with respect to our ability to satisfy obligations under the Series A Preferred Stock with shares of our common stock, which could have a material adverse effect on our financial condition.

Vote Required; Recommendation of the Board

The Board of Directors proposes and recommends that the stockholders approve the Conversion Proposal. Approval of the Conversion Proposal requires the affirmative vote of a majority of the shares of capital stock present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the stockholders, proxies will be voted FOR approval of the Conversion Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE CONVERSION PROPOSAL.

PROPOSAL NO. 5
PRIVATE PLACEMENT PROPOSAL

General

The Company is asking stockholders to approve, for purposes of complying with Sections 711, 713(a), and 713(b) of the NYSE American Company Guide, the potential issuance of shares of the Company’s common stock to the holders of certain existing Private Placement Securities (as defined below). The key terms of the March 2026 Purchase Agreement and the Private Placement Securities relating to this Private Placement Proposal are as summarized below and as described in the Current Report on Form 8-K filed by the Company with the SEC on March 23, 2026 (the “Form 8-K”).

The information set forth in this proposal is further qualified in its entirety by reference to the full text of the forms of the Redeemable Warrant, Pre-Funded Warrant, March 2026 Purchase Agreement, Registration Rights Agreement, and 2025 Convertible Note Amendment, each attached as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively to the Form 8-K. Stockholders are urged to carefully read these documents.

Background

On December 19, 2025, the Company’s Board of Directors established a special committee of independent and disinterested directors (the “Special Committee”) to review, evaluate, negotiate, approve, recommend approval of, or reject any proposed amendments to, or alternative structures or agreements relating to, the Company’s existing financing arrangements, as well as any potential alternative financing transactions involving Gregory H. Bailey, M.D., a member of the Company’s Board of Directors. The Special Committee was comprised of Balkrishan “Simba” Gill, Ph.D., Stephen Brannan, M.D., Steve Ledger, and Karen J. Wilson, each of whom the Board determined to be independent, disinterested, and otherwise eligible to serve on the Special Committee.

On March 17, 2026, following approval by the Special Committee, the Company entered into a Securities Purchase Agreement (the “March 2026 Purchase Agreement”) with Dr. Bailey, as lead investor, and certain other investors (collectively, the “March 2026 Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “March 2026 Private Placement”), shares of its common stock, pre-funded warrants to purchase shares of common stock (the “Pre-Funded Warrants”), and redeemable warrants to purchase shares of common stock (the “Redeemable Warrants” and, together with the common stock and the Pre-Funded Warrants, the “Private Placement Securities”). The purchase price for the Private Placement Securities in the March 2026 Private Placement is $2.25 per share of common stock (or $2.2499 per Pre-Funded Warrant, reflecting a $0.0001 exercise price).

Each March 2026 Investor will also receive a Redeemable Warrant to purchase a number of shares of common stock equal to 50% of the shares purchased (including shares underlying Pre-Funded Warrants), at an exercise price of $5.00 per share, a four-year term, and customary beneficial ownership limitations. The Redeemable Warrants are not exercisable until six months after the date of the March 2026 Purchase Agreement. The exercise price and the number of shares of common stock issuable upon exercise of the Pre-Funded Warrants and the Redeemable Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting the common stock.

The Company has the right to call the Redeemable Warrants, in whole or in part, for redemption at a price of $0.01 per underlying share of common stock on the earlier of (i) 30 days after the dosing of the first patient in Cohort 2 of the Company’s SER-252 Phase 1b single-ascending dose (SAD) clinical study or (ii) September 30, 2026, provided that the closing price of the common stock reported equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) on the business day prior to the date on which the notice of redemption is sent. Holders of Redeemable Warrants will have 30 days to exercise the Redeemable Warrants subject to any such call by the Company.

The March 2026 Purchase Agreement provides that at the initial closing on or before March 20, 2026, the March 2026 Investors would purchase at least an aggregate of $15.0 million of Private Placement Securities, with one or more additional closings for aggregate gross proceeds of at least $5.0 million and up to $15.0 million to be funded within 20 days after the initial closing, with the lead investor obligated to backstop such amount, subject to syndication. Any additional amounts may be funded within a subsequent 20-day period. As of April 10, 2026, Dr. Bailey has purchased

6,666,667 Pre-Funded Warrants and 3,333,333 Redeemable Warrants in the March 2026 Private Placement for a purchase price of approximately $15.0 million.

As of April 10, 2026, the March 2026 Investors funded the full $15.0 million of the first closing, and $6.2 million in the second closing, for total gross proceeds of $21.2 million.

As a condition to the initial closing, the Company and the holders of the 2025 Convertible Note entered into an amendment of the 2025 Convertible Note (the “2025 Convertible Note Amendment”), effective upon the initial closing, removing any further obligations to borrow or loan funds under the 2025 Convertible Note.

Notwithstanding anything in the March 2026 Purchase Agreement to the contrary, the Company will not issue shares of common stock to Dr. Bailey in the March 2026 Private Placement unless and until the Company first obtains stockholder approval in accordance with the rules of the NYSE American. The Company has agreed to seek such stockholder approval at the next annual meeting of its stockholders following the initial closing and, if such approval is not obtained at such annual meeting, the Company shall call subsequent stockholder meetings approximately every ninety (90) days thereafter until such stockholder approval is obtained. Upon receiving stockholder approval, the March 2026 Investors will promptly exercise the Pre-Funded Warrants in full, pursuant to the terms of the Pre-Funded Warrants.

Additionally, in connection with the March 2026 Purchase Agreement, effective upon the closing of the initial tranche of the private placement, Dr. Bailey, as a current member of the Company’s Board of Directors, was appointed as Co-Chairman of the Board, to serve alongside Balkrishan “Simba” Gill, who previously served as Executive Chairman of the Board.

Pursuant to the March 2026 Purchase Agreement, the Company has agreed to take all necessary actions to effect such appointment and to amend its Bylaws to provide for co-chairmen of the Board, with each co-chairman having the same rights and responsibilities. Dr. Bailey will serve as Co-Chairman until the earliest of (i) his resignation, (ii) his departure from the Board, (iii) his removal for cause by a majority of the Board, or (iv) the March 2026 Investors ceasing to beneficially own at least a specified percentage of the Private Placement Securities.

Dr. Bailey’s appointment as Co-Chairman was made pursuant to the terms of the March 2026 Purchase Agreement. There are no compensatory arrangements in connection with his service as Co-Chairman other than any standard director compensation arrangements of the Company.

The March 2026 Purchase Agreement also provides that, upon the earlier to occur of (i) the first closing, provided that at least $5.0 million of such closing is funded by investors other than the lead investor and any other holder of the Company’s outstanding convertible notes, or (ii) the funding of the first $10.0 million of the second closing, the March 2026 Investors will have the right to designate one additional non-executive director for appointment to Board, subject to such nominee’s satisfactory completion of the Company’s standard background checks and director and officer questionnaires, as well as compliance with applicable legal and stockholder approval requirements, if any.

The Company has agreed to take all actions necessary to effect such appointment, subject to applicable law. This designation right will continue until such time as the March 2026 Investors beneficially own less than 50% of the Private Placement Securities issued in the March 2026 Private Placement, on a fully diluted basis (excluding shares issuable upon exercise of the Redeemable Warrants), subject to adjustment for stock splits, combinations, and similar events.

NYSE American Approval Requirement

NYSE American Company Guide Section 713(a) requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors, or principal shareholders of the issuer equals 20% or more of presently outstanding common stock, or equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, or when the issuance or potential issuance of additional shares will result in a change of control of the issuer.

In addition, NYSE American Company Guide Section 713(b) requires a company listed on the NYSE American to obtain stockholder approval prior to an issuance of securities that will result in a “change of control” of the company. Although NYSE American has not adopted any rule as to what constitutes a “change of control,” a change of control may be deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power and such ownership or voting power would be the largest ownership position. A “change of control” under NYSE American Company Guide Section 713(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Delaware law, our organizational documents or any other purpose.

Additionally, NYSE American Company Guide Section 711 requires stockholder approval for the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of the Company. The NYSE American has advised that, because Dr. Bailey is a director of the Company, under certain circumstances the issuance of shares of the Company’s common stock to Dr. Bailey pursuant to the Private Placement Securities could be considered equity compensation for purposes of Section 711, depending on the market price of the Company’s common stock at the time of each exercise of the Redeemable Warrants or the Pre-Funded Warrants, among other factors.

Potential Effects of Approval of this Proposal

The Board is not seeking the approval of the Company’s stockholders to authorize the Company’s entry into the March 2026 Purchase Agreement. The March 2026 Purchase Agreement has already been executed and delivered, and the initial closing and second closing of the March 2026 Purchase Agreement have occurred. If this Private Placement Proposal is approved by stockholders, then:

1. all of the shares of Redeemable Warrants issued in connection with the March 2026 Private Placement will be eligible to be converted into shares of common stock at the March 2026 Investors’ option;

2. all of the shares of Pre-Funded Warrants issued in connection with the March 2026 Private Placement will be converted into shares of common stock; and

3. the rights and privileges associated with the new shares of common stock issued upon the exercise will be identical to the rights and privileges associated with the common stock held by existing stockholders.

The number of shares of our common stock issuable under the Redeemable Warrants and Pre-Funded Warrants is subject to adjustment in proportion to any stock split, stock dividend, stock combination, recapitalization, or other similar transaction. Any issuance of the shares of our common stock will have a dilutive effect on holders of our common stock or securities convertible into common stock, including the voting power, liquidation value, book value, and economic rights of existing stockholders, and may result in a decline in the Company’s stock price or greater price volatility. In addition, upon issuance of the shares of the Company’s common stock, there would be a greater number of shares of our common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.

Consequences of Not Approving this Proposal

If our stockholders do not approve the Private Placement Proposal, we will not be able to issue shares of our common stock to the holders of the Private Placement Securities. Accordingly, our Board of Directors believes that it is in our best interest, and in the best interest of our stockholders, to approve the potential issuance of shares of common stock that may be issued in accordance with the Private Placement Securities.

Absent approval of this Private Placement Proposal, we are left with limited financial and corporate flexibility with respect to our ability to satisfy obligations under the March 2026 Private Placement with shares of our common stock, which could have a material adverse effect on our financial condition.

Additionally, if the Company does not obtain stockholder approval at the Meeting, the Company is required pursuant to the terms of the March 2026 Purchase Agreement to hold a subsequent annual or special meeting every ninety (90) days thereafter to seek stockholder approval until the date stockholder approval is obtained. If the stockholders do not approve this proposal at the Meeting, the Company will not be able to issue shares of common stock to the March 2026 Investor upon the receipt of a notice of exercise of the Private Placement Securities, thereby requiring the Company to hold another meeting seeking stockholder approval at further expense to the Company. The Company’s ability to successfully implement its business plans and continue as a going concern is dependent on its ability to maximize capital raising opportunities, including exercises of its outstanding securities, like the Private Placement Securities. Accordingly, if stockholder approval of this Proposal is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses.

Vote Required; Recommendation of the Board

The Board of Directors proposes and recommends that the stockholders approve the Private Placement Proposal. Approval of the Private Placement Proposal requires the affirmative vote of a majority of the shares of capital stock present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the stockholders, proxies will be voted FOR approval of the Private Placement Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE PRIVATE PLACEMENT PROPOSAL.

PROPOSAL NO. 6
SAY-ON-PAY PROPOSAL

General

The following Proposal, also known as a “Say-on-Pay” vote, gives our stockholders the opportunity to vote to approve or not approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed below in the section entitled “Executive Compensation” of this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies, and practices with respect to our Named Executive Officers. We are providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd‑Frank Wall Street Reform and Consumer Protection Act (the “Dodd‑Frank Act”). Additionally, we are asking our stockholders to vote on the frequency of this advisory vote at the Meeting under the Say-on-Pay Frequency Proposal below.

Our Board of Directors and Compensation Committee believe that the overall design and function of the Company’s executive compensation program are appropriate and effective in aligning the interests of the Company, management, and the Company’s stockholders and that management is properly incentivized to manage the Company in a prudent manner. Accordingly, we are asking our stockholders to vote FOR the adoption of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion, and other related disclosure.”

Although the vote is non-binding, our Board of Directors and Compensation Committee value the opinions expressed by our stockholders in their vote on this Proposal and will review and consider the outcome of the vote in connection with their ongoing evaluation of the Company’s executive compensation program.

Vote Required; Recommendation of the Board

Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this Proposal is required for approval, on an advisory basis, of this Say‑on‑Pay Proposal. For purposes of the approval, on an advisory basis, of this Say‑on‑Pay Proposal, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 7
SAY-ON-PAY FREQUENCY PROPOSAL

General

As noted in the Say-on-Pay Proposal above, we are asking our stockholders to cast a non-binding advisory vote on the compensation of our Named Executive Officers as described in this Proxy Statement. The Company is presenting the following Say-on-Pay Frequency Proposal, also known as a “say-on-frequency” vote, in accordance with SEC rules and regulations, which gives stockholders the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently the Company should seek future “Say-on-Pay” advisory votes on the compensation of our Named Executive Officers, as set forth in the Say-on-Pay Proposal above. By voting with respect to this Proposal, stockholders may indicate whether they would prefer that the Company conduct future advisory votes on executive compensation every one, two, or three years.

Our Board values the opinion of our stockholders, and although this Proposal is non-binding, our Board will consider the results of this vote in determining how often the Company should hold advisory “Say-on-Pay” votes on executive compensation in the future. In that regard, our Board will consider the option that receives the greatest number of votes to be the preference of our stockholders.

After careful consideration, our Board recommends that an advisory vote on the compensation of our Named Executive Officers be submitted every three years. Our Board recognizes the importance of stockholder input on executive compensation and has determined that a “Say-on-Pay” vote every three years will provide our stockholders with adequate input. Our Board believes that a three-year vote cycle gives our Board sufficient time to thoughtfully consider the results of the advisory vote and implement any desired changes to our executive compensation policies and procedures, and will provide investors sufficient time to evaluate the effectiveness of our executive compensation program as it relates to the business outcomes of the Company. Finally, the three‑year interval will avoid the additional administrative burden on the Company of engaging in annual votes on executive compensation.

Although our Board recommends that the frequency of an advisory vote on executive compensation occur every three years, our stockholders will be given the opportunity to vote in favor of: (i) one year; (ii) two years; (iii) three years; or (iv) abstain. This advisory vote does not approve or disapprove our Named Executive Officers’ compensation but rather advises our Board on how often our stockholders prefer to vote on executive compensation. While the result of the advisory vote on this Proposal is not binding on our Board, our Board will consider the overall outcome of the vote in establishing the frequency that the advisory vote on executive compensation is submitted to our stockholders.

Vote Required; Recommendation of the Board

Pursuant to this non-binding advisory vote on the frequency of future non-binding advisory votes on Named Executive Officer compensation, stockholders will be able to specify one of four choices for this Proposal on the proxy card: ONE YEAR, TWO YEARS, THREE YEARS, or ABSTAIN. The option receiving the vote of a plurality of the shares present in person or represented by proxy at the Meeting will be considered by the Board of Directors as the preference of the Company’s stockholders, on a non-binding, advisory basis. A properly executed proxy marked “ABSTAIN” will not be voted and will have no effect on the outcome of this Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “THREE YEARS” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 8
RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has appointed Frazier & Deeter, LLC (“Frazier & Deeter”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2026. Frazier & Deeter served as the independent registered public accounting firm of Legacy Serina prior to the Merger.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of Frazier & Deeter as the Company’s independent registered public accountants for the fiscal year ended December 31, 2026. The outcome of this vote does not require the Audit Committee to take any action. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain Frazier & Deeter or to appoint another firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

During the year ended December 31, 2025, neither us nor anyone on our behalf consulted with Frazier & Deeter regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by Frazier & Deeter that Frazier & Deeter concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following table sets forth the aggregate fees billed to us during the fiscal years ended December 31, 2025 and 2024 by Frazier & Deeter, LLC:

	2025	2024
Audit Fees (1)	$268,750	$282,500
Audit Related Fees(2)	52,500	73,000
Tax Fees	—	—
All Other Fees	—	—
	$321,250	$355,500
(1)Audit Fees consist of fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K, review of interim financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.
(2)Audit-Related Fees relate to assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category would include fees related to non-routine SEC filings.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee requires pre-approval of all audit and non-audit services. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. During 2025 and 2024, 100% of the fees paid to Frazier & Deeter by the Company were pre-approved by the Audit Committee.

The Board of Directors proposes and recommends that the stockholders ratify the selection of the firm of Frazier & Deeter to serve as our independent registered public accountants for the fiscal year ending December 31, 2026. Approval of the selection of Frazier & Deeter to serve as our independent registered public accountants requires the affirmative vote of a majority of the shares of capital stock present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the stockholders, proxies will be voted FOR ratification of the selection of Frazier & Deeter to audit our financial statements.

We expect that a representative of Frazier & Deeter will be present at the Meeting, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF FRAZIER & DEETER AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PROPOSALS OF STOCKHOLDERS

Stockholders who intend to present a proposal for action at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must notify our management of such intention by notice in writing received at our principal executive offices, 601 Genome Way, Suite 2001, Huntsville, Alabama 35806, no later than December 28, 2026, and must otherwise comply with the requirements of Rule 14a-8 and our Bylaws for such proposal to be included in our proxy statement and form of proxy relating to such meeting.

Stockholders who desire to present business at our 2027 Annual Meeting of Stockholders, without inclusion in the proxy statement for such meeting, including a nomination of a candidate for election as director at such meeting, must notify our Corporate Secretary of such intent in accordance with our Bylaws by writing to our Corporate Secretary at 601 Genome Way, Suite 2001, Huntsville, Alabama 35806. Based on the date of this year’s Meeting, to be timely, a stockholder’s notice of director nominations or other stockholder proposals for submission at the Company’s annual meeting of stockholders without inclusion in the Company’s 2027 proxy statement must be received no earlier than February 17, 2027 and no later than March 19, 2027. The notice must also meet the other requirements of Section 3.2 of our Bylaws. You may obtain a copy of our Bylaws by writing to our Corporate Secretary at the address above.

ANNUAL REPORT

Our Annual Report on Form 10-K, as amended by that certain Annual Report on Form 10-K/A, filed with the SEC for the fiscal year ended December 31, 2025, without exhibits, may be obtained by a stockholder without charge, upon written request to the Secretary of Serina.

ELIMINATING DUPLICATE MAILINGS

Serina has adopted a procedure called “householding.” Under this procedure, we may deliver a single copy of this Proxy Statement and our Annual Report to multiple stockholders who share the same address, unless we receive contrary instructions from one or more of the stockholders. This procedure reduces the environmental impact of our annual meetings and reduces our printing and mailing costs.

We will deliver separate copies of the Proxy Statement and Annual Report to each stockholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of the Proxy Statement or Annual Report, you may contact us by telephone at (256) 327-9630, or by mail at 601 Genome Way, Suite 2001, Huntsville, Alabama 35806. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the Proxy Statement, and Annual Report but would prefer to receive a single copy instead.

HOW TO ATTEND THE ANNUAL MEETING

Participating in the Meeting Online

The Meeting will be held online only and we have not made accommodations for the participation of stockholders in person at the Meeting. Stockholders who wish to attend the Meeting online will need to gain admission in the manner described below. Stockholders who follow the procedures for attending the Meeting online will be able to vote at the Meeting and ask questions. If you do not comply with the procedures described here for attending the Meeting online, you will not be able to participate and vote at the Meeting online but may view the Meeting webcast by visiting https://www.virtualshareholdermeeting.com/SER2026.

If you are a “stockholder of record” (meaning that you have a stock certificate registered in your own name), to attend and participate in the Meeting online you will need to visit https://www.virtualshareholdermeeting.com/SER2026 and use the 16 digit control number on your proxy card to log on.

If you are a “beneficial owner” holding your shares in “street name” (meaning that your shares are held in an account with a broker, bank, or other agent) whose Voting Instruction Form indicates that you may vote your shares through the http://www.proxyvote.com website using the 16-digit control number indicated on your Voting Instruction Form, and you wish to participate and vote online at the Meeting, to attend and participate in the Meeting online you will need to visit https://www.virtualshareholdermeeting.com/SER2026 and use the 16 digit control number on your Voting Instruction Form to log on. Otherwise, stockholders who hold their shares in street name should contact their broker, bank, or other agent (preferably at least five days before the Meeting) and obtain a “legal proxy” in order to be able to attend and participate in the Meeting online.

You may attend the Meeting online and vote your shares at https://www.virtualshareholdermeeting/SER2026 during the Meeting. Follow the instructions provided to vote. We encourage you to access the Meeting online 15 minutes prior to the start time leaving ample time for the check in.

By Order of the Board of Directors,

Steve Ledger
Chief Executive Officer

April 27, 2026

ANNEX A

FIRST CERTIFICATE OF AMENDMENT
TO THE

FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF

SERINA THERAPEUTICS, INC.

SERINA THERAPEUTICS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: This First Certificate of Amendment amends the provisions of the Corporation’s First Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 26, 2024, as amended by that certain Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Corporation, filed with the Secretary of State on April 10, 2025, and that certain Certificate of Correction of the Corporation, filed with the Secretary of State on May 22, 2025 (the “First Amended and Restated Certificate of Incorporation”).

SECOND: Section 4.1 of the Corporation’s First Amended and Restated Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

“4.1 Authorized Shares. The corporation is authorized to issue two classes of stock, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is one hundred and twenty-five million (125,000,000), with a par value of $0.0001 per share. The number of shares of Preferred Stock which the corporation is authorized to issue is five million (5,000,000), with a par value of $0.0001 per share.”

THIRD: This First Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this First Certificate of Amendment to be duly executed in its corporate name as of the [•] day of [•], [•].
A-1

ANNEX B

AMENDMENT

TO THE
SERINA THERAPEUTICS, INC.
2024 EQUITY INCENTIVE PLAN

THIS AMENDMENT TO THE SERINA THERAPEUTICS, INC. 2024 EQUITY INCENTIVE PLAN (this “Amendment”) is effective as of       , 2026. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan (as defined below), and all section references shall refer to the Plan.

RECITALS

WHEREAS, Serina Therapeutics, Inc. (the “Company”) currently awards long-term compensation to certain non‑employee directors, employees, and consultants under its 2024 Equity Incentive Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 4.1(b) of the Plan, the number of shares of Common Stock reserved for issuance under the Plan increased automatically on January 1, 2026, to 3,210,478 shares of Common Stock; and

WHEREAS, the Board has determined that it is advisable and in the best interest of the Company, subject to the approval of the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders, to amend the Plan to (i) to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 2,000,000 shares, from 3,210,478 shares to 5,210,478 shares, and (ii) to revise the definition of “Evergreen Date” to begin with the first day of the 2027 Fiscal Year, reflecting that the 2026 Evergreen Increase shares will be included in the increased Share Reserve.

NOW, THEREFORE, the Plan shall be amended effective as of the date hereof as follows:

1. Section 4.1(a) of the Plan is deleted in its entirety and replaced with the following:

“(a) Subject to adjustment in accordance with Section 4.1(b) and Section 11, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 5,210,478 shares (the “Share Reserve”). The shares of Common Stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.”

2. Section 4.1(b) of the Plan is deleted in its entirety and replaced with the following:

“(b) The Share Reserve will increase automatically on the first day of each fiscal year of the Company (each, a “Fiscal Year”) beginning with the 2027 Fiscal Year and ending on (and including) the first day of the 2034 Fiscal Year (each, an “Evergreen Date”), in each case, in an amount equal to five percent (5%) of the outstanding shares of Common Stock on the last day of the immediately preceding Fiscal Year (each, an “Evergreen Increase”). Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given Fiscal Year to provide that there will be no Evergreen Increase for such Fiscal Year, or that the Evergreen Increase for such Fiscal Year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.”

3. Except as modified herein, all other terms and conditions of the Plan shall remain in full force and effect. In the event of a conflict between this Amendment and the Plan, this Amendment shall control.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Plan, to be effective as of the date first written above.

SERINA THERAPEUTICS, INC.

By:
Name:
Title: